                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           ORION NETWORK SYSTEMS, INC.

                        LORAL SPACE & COMMUNICATIONS LTD.

                                       and

                           LORAL SATELLITE CORPORATION










                           DATED AS OF OCTOBER 7, 1997






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                                TABLE OF CONTENTS

                                                                           Page



                              ARTICLE I. THE MERGER
SECTION 1.1. The Merger.......................................................1
SECTION 1.2. Effective Time...................................................1
SECTION 1.3. Effect of the Merger.............................................2
SECTION 1.4. Certificate of Incorporation; Bylaws.............................2
SECTION 1.5. Directors and Officers...........................................2
SECTION 1.6. Closing..........................................................2
SECTION 1.7. Subsequent Actions...............................................2


         ARTICLE II. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
SECTION 2.1. Conversion of Securities.........................................3
SECTION 2.2. Payment..........................................................5
SECTION 2.3. Company Options; Stock Purchase Plan; Warrants...................7
SECTION 2.4. Stock Transfer Books.............................................9
SECTION 2.5. Certain Adjustments..............................................9


           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1. Organization and Qualification; Subsidiaries.....................9
SECTION 3.2. Certificate of Incorporation and Bylaws..........................10
SECTION 3.3. Capitalization...................................................10
SECTION 3.4. Authority........................................................11
SECTION 3.5. No Conflict; Required Filings and Consents.......................12
SECTION 3.6. SEC Filings; Financial Statements................................13
SECTION 3.7. Absence of Certain Changes or Events.............................13
SECTION 3.8. Absence of Litigation............................................14
SECTION 3.9. Licenses and Permits; Compliance with Laws.......................14
SECTION 3.10. Taxes...........................................................17
SECTION 3.11. Intellectual Property...........................................18
SECTION 3.12. Material Contracts..............................................19
SECTION 3.13. Employee Benefit Plans..........................................20
SECTION 3.14. Properties; Assets..............................................21
SECTION 3.15. Labor Relations.................................................22
SECTION 3.16. Environmental Matters...........................................23
SECTION 3.17. Insurance.......................................................24
SECTION 3.18. Board Approval; Vote Required...................................24
SECTION 3.19. Opinion of Financial Advisor....................................24
SECTION 3.20. Brokers.........................................................25
SECTION 3.21. Takeover Provisions Inapplicable................................25




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            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF MERGER SUB
SECTION 4.1. Organization and Qualification...................................25
SECTION 4.2. Certificate of Incorporation and Bylaws..........................25
SECTION 4.3. Authority........................................................25
SECTION 4.4. No Conflict; Required Filings and Consents.......................26


              ARTICLE V. REPRESENTATIONS AND WARRANTIES OF ACQUIROR
SECTION 5.1. Organization and Qualification; Subsidiaries.....................27
SECTION 5.2. Certificate of Incorporation and Bylaws..........................27
SECTION 5.3. Capitalization...................................................27
SECTION 5.4. Authority........................................................28
SECTION 5.5. No Conflict; Required Filings and Consents.......................29
SECTION 5.6. SEC Filings; Financial Statements................................29
SECTION 5.7. Absence of Certain Changes or Events.............................30
SECTION 5.8. Absence of Litigation............................................30
SECTION 5.9. Licenses and Permits; Compliance with Laws.......................30
SECTION 5.10. Taxes...........................................................31
SECTION 5.11. Intellectual Property...........................................32
SECTION 5.12. Material Contracts..............................................33
SECTION 5.13. Employee Benefit Plans..........................................33
SECTION 5.14. Qualification of Acquiror.......................................33
SECTION 5.15. Brokers.........................................................34


                              ARTICLE VI. COVENANTS
SECTION 6.1. Affirmative Covenants of the Company.............................34
SECTION 6.2. Negative Covenants of the Company................................35


                       ARTICLE VII. ADDITIONAL AGREEMENTS
SECTION 7.1. Access and Information...........................................38
SECTION 7.2. Confidentiality..................................................38
SECTION 7.3. Proxy Registration Statement; Board Recommendation and
                    Stockholder Vote..........................................38
SECTION 7.4. FCC Application..................................................39
SECTION 7.5. HSR Act Matters..................................................40
SECTION 7.6. Public Announcements.............................................40
SECTION 7.7. Indemnification; Directors' and Officers' Insurance..............40
SECTION 7.8. Employee Benefits Matters........................................42
SECTION 7.9. Further Action; Commercially Reasonable Efforts..................42
SECTION 7.10. Negotiation With Others.........................................43
SECTION 7.11. Stock Merger Listing............................................44
SECTION 7.12. Blue Sky........................................................44
SECTION 7.13. Affiliate Agreements............................................44
SECTION 7.14. Consent Solicitation and Supplemental Indenture.................44
SECTION 7.15. The Exchange Offer..............................................45



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SECTION 7.16. Control of Acquiror and the Company.............................48
SECTION 7.17. Private Letter Ruling...........................................49


                        ARTICLE VIII. CLOSING CONDITIONS
SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company
                    to Effect the Merger......................................49
SECTION 8.2. Additional Conditions to Obligations of Acquiror and Merger Sub..50
SECTION 8.3. Additional Conditions to Obligations of the Company..............51


                  ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER
SECTION 9.1. Termination......................................................52
SECTION 9.2. Effect of Termination............................................53
SECTION 9.3. Expenses.........................................................53
SECTION 9.4. Amendment........................................................54
SECTION 9.5. Waiver...........................................................54


                          ARTICLE X. GENERAL PROVISIONS
SECTION 10.1. Nonsurvival of Representations, Warranties and Agreements.......55
SECTION 10.2. Notices.........................................................55
SECTION 10.3. Certain Definitions.............................................56
SECTION 10.4. Headings........................................................57
SECTION 10.5. Severability....................................................57
SECTION 10.6. Entire Agreement................................................57
SECTION 10.7. Specific Performance............................................57
SECTION 10.8. Assignment......................................................58
SECTION 10.9. Third Party Beneficiaries.......................................58
SECTION 10.10. Governing Law..................................................58
SECTION 10.11. Counterparts...................................................58


EXHIBITS
--------

Exhibit A           Affiliate Agreement





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                             Index of Defined Terms
                             ----------------------

                                                                     Section
                                                                     -------

Acquiror........................................................     PREAMBLE
Acquiror Benefit Plans..........................................     5.13(a)
Acquiror Commonly Controlled Entity.............................     5.13(a)
Acquiror Election...............................................     7.14(b)
Acquiror ERISA Plan.............................................     5.13(b)
Acquiror Ground Stations........................................     5.9
Acquiror Intellectual Property..................................     5.11
Acquiror Material Adverse Effect................................     5.1
Acquiror Material Contracts.....................................     5.12
Acquiror Permits................................................     5.9
Acquiror Rights Plan............................................     2.1(h)
Acquiror Satellites.............................................     5.9(a)
Acquiror SEC Reports............................................     5.6(a)
Acquiror Series A Preferred.....................................     5.3
Acquiror Series C Preferred.....................................     5.3
Acquiror Shares.................................................     2.1(a)
Acquiror Subsidiary and Acquiror Subsidiaries...................     5.1
Acquisition Proposal............................................     7.10(a)
affiliate.......................................................     10.3(a)
Affiliate Agreements............................................     7.13
Agreement.......................................................     PREAMBLE
Averaging Period................................................     2.1(a)
Backlog.........................................................     3.12(c)
beneficial owner................................................     10.3(b)
benefit liabilities.............................................     3.13(c)
Benefit Plans...................................................     3.13(a)
Blue Sky Laws...................................................     3.5(b)
business day....................................................     10.3(c)
Capital Stock...................................................     2.1(b)
Certificate and Certificates....................................     2.2(b)
Certificate of Merger...........................................     1.2
Claim...........................................................     7.7(b)
Closing.........................................................     1.6
Closing Date....................................................     1.6
Code............................................................     2.3
Common Stock....................................................     2.1(a)
Communications Act..............................................     3.5(b)
Company.........................................................     PREAMBLE
Company Balance Sheet...........................................     3.14(a)
Company Benefit Plans...........................................     3.13(a)
Company Commonly Controlled Entity..............................     3.13(a)
Company ERISA Plan..............................................     3.13(a)



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Company Ground Stations.........................................    3.9(a)
Company Intellectual Property...................................    3.11
Company Material Adverse Effect.................................    3.1(a)
Company Material Contracts......................................    3.12(a)
Company Negative Vote...........................................    9.3(a)(iii)
Company Satellites..............................................    3.9(a)
Company SEC Reports.............................................    3.6(a)
Company Stock Option Plans......................................    2.3(a)
Company Subsidiary and Company Subsidiaries.....................    3.1(a)
Company Termination Fee.........................................    9.3(a)
Confidentiality Agreement.......................................    7.2
Consent Solicitation............................................    7.14(a)
control, controlled by, under common control with...............    10.3(d)
Convertible Debentures..........................................    3.3
Delaware Law....................................................    PREAMBLE
Determination Price.............................................    2.1(a)
Effective Time..................................................    1.2
Employee Stock Purchase Plan....................................    2.3(b)
Encumbrances....................................................    3.3
Environmental Claim.............................................    3.16(d)(i)
Environmental Laws..............................................    3.16(d)(ii)
Environmental Permits...........................................    3.16(a)
ERISA...........................................................    3.13(a)
Exchange Act....................................................    3.5(b)
Exchange Agent..................................................    2.2(a)
Exchange Consideration..........................................    7.15
Exchange Fund...................................................    2.2(a)
Exchange Offer..................................................    7.15(a)
Exchange Offer Conditions.......................................    7.15(a)
Exchange Offer Documents........................................    7.15(b)
Exchange Ratio..................................................    2.1(a)
Exchange Registration Statement.................................    7.15(b)
FCC.............................................................    3.5(b)
FCC Application.................................................    7.4(a)
FCC Rules.......................................................    3.9(a)
Final Order.....................................................    8.2(c)
Governmental Entity.............................................    3.5(b)
Hazardous Materials.............................................    3.16(d)(iii)
HSR Act.........................................................    3.5(b)
IGO Determinations..............................................    3.9(c)
Indemnified Parties.............................................    7.7(b)
Indentures......................................................    7.14(a)
Interim Period..................................................    7.1
Key Applications................................................    3.9(a)
Key Company Permits.............................................    3.9(a)



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Major Station...................................................     3.14(b)
Merger..........................................................     1.1
Merger Consideration............................................     2.2(b)
Merger Consideration Value......................................     6.3(d)(i)
Merger Sub......................................................     PREAMBLE
Multiemployer Plan..............................................     3.13(d)
NASD............................................................     3.5(b)
Nasdaq..........................................................     3.5(b)
NYSE............................................................     2.1(a)
Offer to Exchange...............................................     7.15(b)
Oldco...........................................................     3.6(a)
Option..........................................................     2.3(a)
Other Permits...................................................     3.9(a)
Per Share Amount................................................     2.1(b)
person..........................................................     10.3(e)
Preferred Stock.................................................     2.1(b)
Principal Stockholder Agreement.................................     PREAMBLE
Proxy Registration Statement....................................     7.3(a)
qualified.......................................................     3.13(b)
reasonable efforts..............................................     10.3(f)
Receiving Party.................................................     7.2
Requisite Consents..............................................     7.14(a)
Schedule 14D-1..................................................     7.15(c)
Schedule 14D-9..................................................     7.15(d)
SEC.............................................................     3.6(a)
Securities Act..................................................     3.5(b)
Senior Notes....................................................     7.14(a)
Series A Preferred Stock........................................     2.1(b)
Series B Preferred Stock........................................     2.1(b)
Series C Preferred Stock........................................     2.1(b)
Solicitation Termination Date...................................     7.14(b)
Stockholders' Meeting...........................................     7.3(b)
Subsidiary......................................................     3.1(b)
Surviving Corporation...........................................     1.1
Tax, Taxable and Taxes..........................................     3.10
Termination Date................................................     9.1(e)
Trading Day.....................................................     2.1(a)
unfunded current liability......................................     3.13(c)
VSAT Stations...................................................     3.14(b)
Volume Weighted Average Trading Price...........................     2.1(a)
Warrant.........................................................     2.3(c)




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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 7th day of October, 1997, by and among ORION NETWORK SYSTEMS, INC., a Delaware corporation ("Company"), LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company ("Acquiror"), and LORAL SATELLITE CORPORATION, a Delaware corporation ("Merger Sub").

                  WHEREAS, the Boards of Directors of the Company, Acquiror and Merger Sub have each determined that it is fair to, and in the best interests of, their respective stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, be merged with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law"); and

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain stockholders have entered into an agreement with Acquiror (the "Principal Stockholder Agreement") pursuant to which, among other things, such stockholders have agreed to vote their shares of stock of the Company in favor of this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1.    The Merger.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror. The name of the Surviving Corporation shall be Loral Orion Network Systems, Inc.

         SECTION 1.2.    Effective Time.

                  As promptly as practicable on the Closing Date (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by the Company and Acquiror prior to such filing (the time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time").

         SECTION 1.3.    Effect of the Merger.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4.    Certificate of Incorporation; Bylaws.

                  At the Effective Time, (a) the certificate of incorporation of Merger Sub, as, in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         SECTION 1.5.    Directors and Officers.

                  The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6.    Closing.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd East Street, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.7.    Subsequent Actions.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in,

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to and under such rights,  properties,  privileges,  franchises  or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II.

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.    Conversion of Securities.

                  At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the following securities:

                  (a) Common Stock. Each share of common stock, par value $.01 per share, of the Company ("Common Stock") (excluding any shares described in Sections 2.1(c) and (d)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Acquiror ("Acquiror Shares") equal to the Exchange Ratio defined below. All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing such shares of Common Stock shall be exchanged for the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.2, multiplied by the Exchange Ratio.

                  The Exchange Ratio shall be as follows:

                  (i) if the Determination Price shall be less than $24.458 but greater than $16.305, the Exchange Ratio shall be the quotient obtained by dividing $17.50 by the Determination Price,

                  (ii) if the Determination Price shall be equal to or greater than $24.458, the Exchange Ratio shall be 0.71553 and

                  (iii) if the Determination Price shall be equal to or less than $16.305, the Exchange Ratio shall be 1.07329.

                  "Determination Price" shall mean the average of the Volume-Weighted Average Trading Prices of Acquiror Shares for the twenty (20) consecutive trading days on which trading of Acquiror Shares occurs (each a "Trading Day") (the "Averaging Period") ending on the tenth trading day immediately prior to the Closing Date for the Merger, rounded to the nearest one-hundred thousandth (or if there shall not be a nearest one-hundred thousandth, to the next higher one-hundred thousandth). "Volume-Weighted Average Trading Price" means, for any Trading Day, an amount equal to (i) the cumulative sum, for each trade of Acquiror Shares during such

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Trading  Day on the New York Stock  Exchange,  Inc.  (the  "NYSE")  (or, if such
security  is  not  listed  on  the  NYSE,  such  other  principal   exchange  or
over-the-counter  market on which such  security is listed),  of the product of:
(x) the sale price times (y) the number of Acquiror Shares sold at such price, divided by (ii) the total number of Acquiror Shares so traded during the Trading Day.

                  (b) Company Preferred Stock. Subject to the other provisions of this Section 2.1, each share of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(c) and (d)), shall be converted into the right to receive the number of fully paid and nonassessable Acquiror Shares equal to the Exchange Ratio multiplied by the number of shares of Common Stock into which such share of Preferred Stock was convertible immediately prior to the Effective Time. The Company's Series A 8% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), Series B 8% Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") and Series C 6% Cumulative Redeemable Preferred Stock ("Series C Preferred Stock"), shall be referred to herein collectively as the "Preferred Stock." The Exchange Ratio multiplied by the number of Acquiror Shares into which a share of each series of the Company's Preferred Stock shall be converted in the Merger shall be referred to herein collectively as the "Per Share Amounts" and individually as a "Per Share Amount." The Common Stock and Preferred Stock shall be referred to herein collectively as the "Capital Stock."

                  All such shares of Preferred Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration as described below. The holders of certificates previously evidencing such shares of Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Preferred Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing such shares of Preferred Stock shall be exchanged for the applicable Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.3, without interest.

                  (c) Acquiror-Owned Shares. All shares of capital stock of the Company owned, directly or indirectly, by Acquiror, Merger Sub or any other Acquiror Subsidiary (as defined in Section 5.1) shall be canceled and extinguished without any conversion thereof and no amount shall be delivered or deliverable in exchange therefor;

                  (d) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no amount shall be delivered or deliverable in exchange therefor;

                  (e) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted

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into  and  exchanged  for one (1)  duly  and  validly  issued,  fully  paid  and nonassessable share of common stock of the Surviving Corporation; and

                  (f) No Fractional Shares. No certificate or scrip representing a fractional share of Acquiror Shares shall be issued pursuant to this Section 2.1, and such fractional interests shall not entitle the owner thereof to any rights as a security holder of Acquiror. All holders entitled to receive a fractional share of Acquiror Shares shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of Acquiror Shares multiplied by (ii) the last sales price per Acquiror Share on the NYSE Composite Transactions reporting system for the Closing Date. As promptly as possible after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Acquiror, and Acquiror shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                  (g) Interest and Dividend Shares. To the extent that any interest accrued or payable with respect to the Company's 8.75% Convertible Junior Subordinated Debentures due 2012 or any dividends accrued or payable with respect to the Series C Preferred Stock, in each case which are payable in the form of Common Stock, have not been paid as of the Closing Date, such interest and dividends shall be converted into the right to receive the number of fully paid and nonassessable Acquiror Shares equal to the Exchange Ratio multiplied by the number of shares of Common Stock that would have been issued if such interest or dividends had been paid immediately prior to the Effective Time or, to the extent such interest or dividends cannot be so converted under the terms of their governing instruments, such interest and dividends shall be paid in Common Stock immediately prior to the Effective Time and converted pursuant to
Section 2.1(a).

                  (h) Rights. Pursuant to the Acquiror's Rights Agreement dated as of March 27, 1996 between Acquiror and The Bank of New York, as Rights Agent (the "Acquiror Rights Plan"), the issuance of each Acquiror Share hereunder (or under the Exchange Offer) shall be accompanied by the associated right under the Acquiror Rights Plan.

                  (i) No Liens or Calls on Acquiror Shares. Prior to the issuance of any Acquiror Shares pursuant to this Agreement, the Principal Stockholder Agreement or the Exchange Offer, the Board of Directors of the Acquiror shall, to the extent permitted by Bermuda law, (i) irrevocably waive any lien that has arisen or may arise on any such Acquiror Shares under Bermuda law; (ii) irrevocably declare exempt from Section 14 of Acquiror's bye-laws all such Acquiror Shares; and (iii) irrevocably declare that the Acquiror shall not make any calls on any such Acquiror Shares pursuant to Section 17 of Acquiror's bye-laws.

         SECTION 2.2.    Payment.

                  (a) Exchange Agent. As of the Effective Time, Acquiror shall, on behalf of Merger Sub, deposit with an exchange agent theretofore designated by the Company and Acquiror (the "Exchange Agent"), for the benefit of the holders of shares of Capital Stock

(excluding any shares described in Sections 2.1(c) and (d)), for payment in accordance with this Article II, through the Exchange Agent, the Acquiror Shares issuable pursuant to Sections 2.1(a) and (b) plus from time to time as necessary cash in an amount sufficient to make payment for fractional shares under Section 2.1(f) (such Acquiror Shares and cash being hereinafter referred to as the "Exchange Fund"). Acquiror shall cause the Exchange Agent, pursuant to irrevocable instructions, to deliver the Acquiror Shares (and cash for fractional shares) contemplated to be paid pursuant to Sections 2.1(a), (b) and
(f) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                  (b) Payment Procedures. Promptly after the Effective Time, but in no event later than five (5) business days thereafter, Acquiror shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, an outstanding certificate (each a "Certificate" and collectively, the "Certificates") that immediately prior to the Effective Time evidenced outstanding shares of Capital Stock (excluding any shares described in Sections 2.1(c) and (d)); a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable consideration set forth in Section 2.1 (the "Merger Consideration"), and such Certificate shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the applicable consideration set forth in Section 2.1, without any interest thereon. Acquiror or the Surviving Corporation shall pay any transfer or other similar taxes required by reason of the issuance and receipt by the former stockholders of the Company of Acquiror Shares pursuant to the provisions of this Article II.

                  (c) No Further Rights in Stock. All Acquiror Shares paid upon conversion of the shares of Capital Stock in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Capital Stock.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Capital Stock for one hundred eighty (180) days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Capital Stock that have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Acquiror for the Merger Consideration to which they are entitled.

                  (e) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Capital Stock for any Acquiror Shares or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate evidencing shares of Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the person claiming such lost, stolen or destroyed Certificate and the granting of a reasonable indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to such Certificate, Acquiror shall cause the Exchange Agent to pay to such person the Merger Consideration with respect to such lost, stolen or destroyed Certificate.

         SECTION 2.3.    Company Options; Stock Purchase Plan; Warrants.

                  (a) Company Options. As of the Effective Time, each outstanding stock option (an "Option") to purchase shares of Common Stock, including without limitation those granted under the Company's 1986 Stock Option Plan, 1997 Stock Option Plan and Non-Employee Directors' Stock Option Plan, each as amended to the date of this Agreement (collectively, the "Company Stock Option Plans"), shall be converted into an option to acquire Acquiror Shares, as provided in this Section. Following the Effective Time, each Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Option was subject immediately prior to the Effective Time (including, in the case of each Option granted under the Company Stock Option Plans, the terms and conditions of the Company Stock Option Plans), except that (A) each Option shall be exercisable for that number of Acquiror Shares equal to the product of (1) the aggregate number of shares of Common Stock for which such Option was exercisable multiplied by (2) the Exchange Ratio, provided, however, that no Option shall be exercisable for a fractional Acquiror Share, and the holder of an Option exercisable for a fractional Acquiror Share shall be entitled to receive, upon exercise thereof, an offset against the aggregate exercise price of the Option being exercised therewith, such offset to be determined by multiplying the fraction of a Acquiror Share to which a holder of an Option would be entitled to receive times the excess of the closing price of the Acquiror Share as reported on the NYSE on the date of exercise over the exercise price of such Option; (B) the exercise price per share of Acquiror Shares issuable pursuant to each Option shall be equal to the aggregate exercise price of such Option at the Effective Time divided by the number of shares of Acquiror Shares for which such Option shall be exercisable as determined in accordance with the preceding clause (A), rounded to the next highest whole cent, if necessary; and (C) each outstanding Option shall accelerate and be exercisable, if not vested and exercisable at such time to the extent, and only to the extent, provided in Schedule 2.3. Except as set forth herein, the assumption and substitution of options as provided herein shall not give the holders of such options additional benefits or additional vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. The adjustment provided herein with respect to any Options that are "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended (the "Code") shall be and is intended to be effected in a manner that is consistent with continued treatment of such Options as "incentive stock options" under of the Code. The Company Stock Option Plans shall be assumed by Acquiror with respect to all outstanding Options, and no further options shall be granted under the Company Stock Option Plans after the Effective Time.

                  Acquiror shall (i) file one or more registration statements on Form S-8 (or amend existing registration statements on Form S-8) to become effective as soon as practicable after the Effective Time with respect to the Acquiror Shares subject to Options granted under the Company Stock Option Plans;
(ii) use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding; and (iii) promptly prepare and submit to the NYSE applications covering the Acquiror Shares subject to such Options and use commercially reasonable efforts to cause such securities to be approved for listing on or prior to the Effective Time, subject to official notice of issuance.

                  Acquiror shall, on behalf of Merger Sub, take such other actions as are reasonably necessary to revise and adjust each Option as provided in this Section, including providing the holder of each Option as soon as practicable after the Effective Time with an appropriate option agreement or amendment to existing option agreement. Acquiror shall take all corporate action reasonably necessary to reserve for issuance a sufficient number of Acquiror Shares for delivery upon the exercise of Options. To the extent that the provisions of this Section 2.3(a) require amendments to the Company Stock Option Plans, the Company shall take all actions necessary to make such amendments to allow for the treatment of Options as provided for in this Section 2.3(a).

                  (b) Employee Stock Purchase Plan. Effective as of the last trading day of the Common Stock prior to the Effective Time, the then applicable Payroll Deduction Period, as defined in the Company's 1996 Employee Stock
Purchase Plan (the "Employee Stock Purchase Plan"), shall be terminated and shall be deemed to have ended on the last day of the last payroll period ending prior to the Effective Time; and the rights of each participating employee shall be deemed to be automatically exercised as of such last trading day of the Common Stock, as provided in Sections 10 and 26(c) of the Employee Stock Purchase Plan.

                  (c) Warrants. As of the Effective Time, each outstanding warrant (a "Warrant") to purchase shares of Common Stock shall be converted into a warrant to acquire Acquiror Shares, as provided in this Section. Following the Effective Time, each Warrant shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Warrant was subject immediately prior to the Effective Time, except as set forth in this Section and except that (A) each such Warrant shall be exercisable for that number of whole Acquiror Shares equal to the product of (x) the aggregate number of shares of Common Stock for which such Warrant was exercisable multiplied by
(y) the Exchange Ratio; provided, however, that no Warrant shall be exercisable for a fractional Acquiror Share, and the holder of a Warrant exercisable for a fractional Acquiror Share shall be entitled to receive, upon exercise thereof, an offset against the aggregate exercise price of the Warrant being exercised therewith, such offset to be determined by multiplying the fraction of an Acquiror Share to which a holder of a Warrant would be entitled to receive times the excess of the closing price of the Acquiror Share as reported on the NYSE on the date of exercise over the exercise price of such Warrant, and (B) the exercise price per Acquiror Share issuable pursuant to such Warrant shall be equal to the aggregate exercise price of such Warrant at the Effective Time divided by the number of Acquiror Shares for which such Warrant shall be exercisable as determined in accordance with the preceding clause (A), rounded to the next highest whole cent, if necessary.

                  Acquiror shall, on behalf of Merger Sub, take such other actions as are reasonably necessary to revise and adjust each Warrant as provided in this Section, including providing the holder of each Warrant as soon as practicable after the Effective Time with an appropriate warrant agreement or amendment to existing warrant agreement. Acquiror shall take all corporate action reasonably necessary to reserve for issuance a sufficient number of Acquiror Shares for delivery upon the exercise of Warrants.

         SECTION 2.4.    Stock Transfer Books.

                  At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company. On or after the Effective Time, if any Certificates for shares of Capital Stock (excluding any shares described in Sections 2.1(c) and (d)) are presented to the Exchange Agent, the Surviving Corporation or Acquiror for any reason, such Certificates shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

         SECTION 2.5.    Certain Adjustments.

                  If between the date hereof and the Effective Time, the outstanding shares of Capital Stock or of Acquiror Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend; provided, however, that in the event that, prior to the Effective Time, Acquiror consummates any merger, amalgamation or consolidation as a result of which Acquiror Shares being issued hereunder are neither registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act (as defined below) nor converted into the right to receive securities so registered, the Exchange Ratio shall be determined assuming that the Volume-Weighted Average Trading Price was equal to the per share amount of consideration a common stockholder of Acquiror received on the date of consummation of such transaction.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Acquiror and Merger Sub as follows:

         SECTION 3.1.    Organization and Qualification; Subsidiaries.

                  (a) The Company and each Subsidiary (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which would not in the aggregate have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary has the requisite corporate or partnership power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses as now being conducted, except for such failures which would not have a Company Material Adverse Effect. The Company has no Subsidiaries (as defined below) or any equity or similar interest in any entity other than those listed in Schedule 3.1. Except as set forth in
Schedule 3.1, each Company Subsidiary is a wholly-owned direct or indirect subsidiary of the Company. As used herein, the term "Company Material Adverse Effect" means any material adverse effect on the business (where "business" shall be deemed to include the Orion 1 satellite and the proposed Orion 2 satellite and Orion 3 satellite), assets or condition (financial or otherwise), liabilities or operations of the Company and the Company Subsidiaries taken as a whole.

                  (b) For purposes of this Agreement, a "Subsidiary" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the capital stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

         SECTION 3.2.    Certificate of Incorporation and Bylaws.

                  The Company has heretofore delivered to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary that is a corporation, and a correct copy of the partnership agreement for each Company Subsidiary that is a partnership, each as amended to date. Each such certificate or articles of incorporation, bylaws and partnership agreement is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or partnership agreement.

         SECTION 3.3.    Capitalization.

                  The authorized capital stock of the Company consists, as of September 30, 1997, of: (a) 40,000,000 shares of Common Stock, of which 11,675,436 shares are issued and 11,406,162 shares are outstanding; and (b) 1,000,000 shares of Preferred Stock, of which 15,000 shares have been designated as Series A Preferred Stock, 5,000 shares have been designated as Series B Preferred Stock and 150,000 shares have been designated as Series C Preferred Stock, with 13,845 shares of Series A Preferred Stock, 4,295 shares of Series B Preferred Stock and 123,172 shares of Series C Preferred Stock being issued and outstanding.

                  As of September 30, 1997, (i) 2,022,573 shares of Common Stock were reserved for issuance upon the exercise of Options outstanding under the Company Stock Option Plans, 500,000 shares of Common Stock were reserved for issuance under the Company's 1996 Employee Stock Purchase Plan and 100,000 shares of Common Stock were reserved for issuance under the Company's 401(k) Plan; (ii) 9,088,300 shares of Common Stock were reserved for purposes of effecting conversions of Preferred Stock into Common Stock; (iii) 4,285,714 shares of Common Stock were reserved for purposes of effecting conversions of the Company's Convertible Junior Subordinated Debentures due February 1, 2012 (the "Convertible Debentures") into Common Stock; and (iv) 961,238 shares were issuable (and were reserved for issuance) upon the exercise of outstanding warrants and options other than those referred to in clauses (i) and (ii) above. In addition, Common Stock has been reserved for issuance in payment of interest on Convertible Debentures and dividends on Series C Preferred Stock.

                  As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding.

                  Since June 30, 1997, no shares of Capital Stock have been issued, except for shares of Common Stock issued upon the exercise of options granted under the Company's Stock Option Plans, shares of Common Stock issued pursuant to the Company's Employee Stock Purchase Plan or 401(k) Plan and shares of Common Stock issued upon conversion of Preferred Stock and in payment of interest on Preferred Stock and the Convertible Debentures. Other than as set forth above, except as set forth in Schedule 3.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, deliver or sell any shares of capital stock of, or other equity interests, in the Company or any Company Subsidiary. Set forth on Schedule 3.3 is a list of all options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary granted by the Company or any Company Subsidiary since June 30, 1997.

                  Except as set forth in Schedule 3.3, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock. All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule 3.3, all of the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and all of the partnership interests of each Company Subsidiary that is a partnership have been duly authorized and validly issued and, except pursuant to provisions of the applicable partnership agreement, are fully paid. With respect to each Company Subsidiary that is a partnership, all of the partnership interests owned by the Company, and with respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock owned by the Company, are owned by the Company free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances (collectively, the "Encumbrances").

         SECTION 3.4.    Authority.

                  The Company has the necessary corporate power and authority to enter into this Agreement and the Principal Stockholder Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except for the approval of this Agreement by the stockholders of the Company in accordance with Delaware Law, the execution and delivery of this Agreement and the Principal Stockholder Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Principal Stockholder Agreement or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Principal Stockholder Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.5.    No Conflict; Required Filings and Consents.

                  (a) The  execution  and  delivery  of this  Agreement  and the
Principal Stockholder Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement and the Principal Stockholder Agreement will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws or partnership agreement of the Company or any Company Subsidiary, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 3.5(b), conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) except as set forth in Schedule 3.5, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), by or with respect to the Company except (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws, the National Association of Securities Dealers, Inc. (the "NASD") or the Nasdaq National Market ("Nasdaq"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of
1934,  as  amended  (the  "Communications   Act"),  the  Federal

Communications Commission (the "FCC"), Telekommunikationsgesetz (TKG) and the German Telecommunications Installations Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Company Material Adverse Effect.

         SECTION 3.6.    SEC Filings; Financial Statements.

                  (a) The Company (or its predecessor, Constellation Oldco Services, Inc., now a 100% owned Company Subsidiary ("Oldco")) has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since August 4, 1995, the date of Oldco's initial public offering, and has heretofore furnished to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, its (i) Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all reports on Form 8-K, and (v) all other reports or registration statements filed by the Company (collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of the Company (or Oldco, as the case may be) and the Company Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company (or Oldco, as the case may be) and the Company Subsidiaries for the periods indicated, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 3.7.    Absence of Certain Changes or Events.

                  Except as set forth in Schedule 3.7, since June 30, 1997, the Company and the Company Subsidiaries have not incurred any material liability, except in the ordinary course of business consistent with their past practices, and the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices. Except as set forth in Schedule 3.7, since June 30, 1997, there has not been any change in the business (where "business" shall be deemed to include the Orion 1 satellite and the proposed Orion 2 satellite and Orion 3 satellite), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate, which has had, or is reasonably likely to have, a Company Material Adverse Effect, other than (i) any change arising out of matters of a general economic nature, or (ii) any change arising out of matters affecting the satellite industry, either international or national, generally (including, but not limited to, competition from other satellite systems or service providers and legislation, rulemaking, regulation or regulatory practice by any governmental agency or international rulemaking body such as the International Telecommunication Union).

         SECTION 3.8.    Absence of Litigation.

                  Except as set forth in Schedule 3.8, as of the date hereof there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have a Company Material Adverse Effect, or that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary that would reasonably be likely to have a Company Material Adverse Effect.

         SECTION 3.9.    Licenses and Permits; Compliance with Laws.

         Except as set forth in Schedule 3.9:

                  (a) Set forth on Schedule 3.9(a) is a true and complete list of all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities held by the Company ("Company Permits"), except in each case for Company Permits whose absence or revocation would not individually or in the aggregate have a Company Material Adverse Effect (all of the foregoing, which are denoted by an asterisk on Schedule 3.9(a), being referred to herein collectively as the "Key Company Permits"); provided, however, that Schedule 3.9(a) shall not be required to include a list of Company Permits for Very Small Aperture Terminals (VSATs). The Key Company Permits listed on Schedule 3.9(a) include, without limitation, all Key Company Permits (i) issued by the FCC to the Company or any Company Subsidiary, (ii) authorizing the construction, launch or operation in their assigned orbital locations of Company Satellites (as defined below) or construction and operation of Company Ground Stations (as defined below), including without limitation the agreement with the Republic of the Marshall Islands and the license granted by the Federal Republic of Germany, and (iii) issued to the Company or any Company Subsidiary by Governmental Entities that regulate broadcasting or communications services, authorizing the Company or the Company Subsidiaries to provide broadcasting or communications services. The parties acknowledge that (i) the approval for the Orion 2 satellite is a conditional approval subject to the conditions described in the orders and agreements relating thereto and (ii) the approval for the Orion 3 satellite results from an agreement with the Republic of the Marshall

Islands (and no further regulatory approvals from the Republic of the Marshall Islands are necessary for such construction, launch and operation of the Orion 3 satellite).

                  Schedule 3.9(a) also sets forth a true and complete list of all Company Permits issued by the FCC, the Marshall Islands or the Federal Republic of Germany (including applications therefor) which are not Key Company Permits or VSATs ("Other Permits"). To the best of the Company's knowledge, the Other Permits are in full force and effect or, in the case of applications therefor, the Company knows of no reason why the same should not be granted.
Schedule 3.9(a) also sets forth a true and complete list of all pending applications for Company Permits that would be Key Company Permits required to be listed in such Schedule if issued or granted and if the satellites which they relate were owned by the Company, all pending applications by the Company or any Company Subsidiary with the FCC and all pending applications by the Company or any Company Subsidiary for modification, extension or renewal of Key Company Permits (the "Key Applications").

                  The Key Company Permits held by the Company or Company Subsidiaries and listed on Schedule 3.9(a) include all permits, licenses and approvals from all Governmental Entities which are necessary for the Company and the Company Subsidiaries to (i) operate the Orion 1 satellite in its present orbital location and provide communications services (and broadcast services, if any are provided by the Company or Company Subsidiaries) therefrom, operate ground stations communicating therewith, including, without limitation, the related broadcasting facility assets consisting of land, building, fixtures, equipment, improvements (if any) and telemetry, tracking and control equipment that is owned or leased by the Company or a Company Subsidiary (each a "Company Ground Station" and collectively the "Company Ground Stations"), and own, lease and operate their properties and to carry on their business as currently conducted using the Orion 1 satellite, and (ii) construct, launch and operate, at their assigned orbital locations, the proposed Orion 2 and Orion 3 satellites (collectively with the Orion 1 satellite, the "Company Satellites"), except as set forth in the last sentence of the first paragraph of this subsection (a) and in each case for permits, licenses and approvals whose absence or revocation would not individually or in the aggregate have a Company Material Adverse Effect (without giving effect to any limitation as of "materiality" or "Company Material Adverse Effect" in the definition of Key Company Permits).

                  Each of the Company and the Company Subsidiaries has fulfilled and complied in all material respects with its obligations under each of the Key Company Permits and the Key Applications owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any Key Company Permit or Key Applications and which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Key Company Permit or Key Application, and neither the Company nor any Company Subsidiary has received or has knowledge of any written notice of cancellation or default or of any dispute concerning any Key Company Permit or Key Application, or of any such event, condition or state of facts that would constitute a default the effect of which would be revocation or termination of such Key Company Permit or Key Application, except, in each case, any of the foregoing which individually or in the aggregate would not have a Company Material Adverse Effect. Each of the Key Company Permits is validly held by the entities listed on Schedule 3.9(a), is in full force and effect in all material respects, is free and clear of all liens (other than permitted liens), is unimpaired in any material respect by acts or omissions of the Company or its employees, partners or affiliates, will expire on the date shown on Schedule 3.9(a), is valid for the balance of its current term, and is not subject to any restriction or condition that limits in any material respect the full operation of the Company's and Company Subsidiaries' business as now operated.

                  The Company has not received any complaint that any of the Company Satellites or Company Ground Stations is causing objectionable interference to the transmissions or reception of any other radio communications facility, and to the Company's best knowledge, no other radio communications facility is causing objectionable interference to the transmissions from or the receipt of signals by any Company Satellite or Company Ground Station. None of the Key Company Permits issued prior to the date hereof is the subject of any pending renewal application; no renewal of any Key Company Permit issued by the FCC would constitute a major environmental action under the rules and regulations promulgated by the FCC (the "FCC Rules"), excluding the impact of the FCC's new RF radiation rules adopted by the FCC in the ET Docket No. 93-62 on August 1, 1996; and the Company is not aware of any reason why the Key Company Permits will not be renewed in the ordinary course or why any of the Key Company Permits might be revoked. The Company knows of the existence of no fact that, under any Key Company Permits and present law relating thereto, would disqualify the Company from consummating the Merger within the time contemplated herein (other than matters disclosed on Schedule 5.14).

                  All information contained in any pending Key Application is true, correct and complete in all material respects. The Company has duly filed or caused to be filed with the FCC or any other Governmental Entity all required material reports, statements, documents, registrations, filings or submissions with respect to the operations of the business of the Company and the Company Subsidiaries, the Key Company Permits, the Company's and Company Subsidiaries' ownership of their assets and the pending applications by the Company or any Company Subsidiary for Key Company Permits or for modification, extension or renewal of Company Permits, in each case as required by the FCC or any other Governmental Entity. All such filings complied in all material respects with applicable laws when made and no material deficiencies have been asserted with respect to any such filings.

                  Except for rulemaking proceedings affecting the satellite industry in general, no judgment, decree, order or notice of violation has been issued by the FCC (or other Governmental Entity) which permits or contemplates revocation, modification or termination or any of the Key Company Permits or which would result in any material impairment of any rights thereunder. The business of the Company and the Company Subsidiaries (where "business" shall be deemed to include the Orion 1 satellite and the proposed Orion 2 satellite and Orion 3 satellite), is not being conducted in violation of any applicable law, statute, ordinance, regulation or judgment or any Key Company Permit, order, decree, concession, grant or other authorization of any Governmental Entity, in each case except for violations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Except for rulemaking proceedings affecting the satellite industry in general, no complaints, proceedings or applications are pending, or to the Company's best knowledge, threatened, at the FCC or any other Governmental Entity, that would result in the revocation, forfeiture, adverse modification, non-renewal or suspension of any of the Key Company Permits, the denial of any pending Key Application, the issuance against the Company or any Company Subsidiary of a cease and desist order, or the imposition of any administrative actions by the FCC or any other Governmental Entity with respect to the Key Company Permits, in each case that would have, whether individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Neither the Company nor any Company Subsidiary or affiliate has taken, is taking or will take, or has allowed or will allow on its behalf to be taken, any action which would have violated or would violate the United States Foreign Corrupt Practices Act of 1977, the US Export Administration Act, as amended, or any laws to which such party or persons is subject, relating in each case to payments for the purpose of influencing an act or decision of a Governmental Entity or government official, except for violations that individually or in the aggregate would not have a Company Material Adverse Effect; provided, however, that nothing in this sentence shall be deemed to subject any party or person to any law to which such party or person would not otherwise be subject. Each of the Company and the Company Subsidiaries is in material compliance with all domestic and, to the knowledge of the Company, foreign laws restricting or regulating the export of technology to foreign countries, except for violations that individually or in the aggregate would not have a Company Material Adverse Effect.

                  (c) Schedule 3.9(c) contains a list of all consultations and similar arrangements that have been effectuated with INTELSTAT, EUTELSAT and other similar intergovernmental entities (collectively the "IGO Determinations") with respect to the Company Satellites that are needed to operate the business of the Company and the Company Subsidiaries as it is now being conducted. Except as set forth on such schedule, the Company is not aware of any material difficulties in obtaining any other determinations from such entities with respect to any satellite now operated by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary has applied for a Company Permit, except for those that individually or in the aggregate would not have a Company Material Adverse Effect.

         SECTION 3.10.   Taxes.

                  Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns, reports, information statements and other documentation in respect of Taxes that they are required to file on or prior to the Closing Date or by the date therefor including extensions, and all such returns, reports, information statements and other documentation are correct and complete in all material respects. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have paid in full all Taxes (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Company Material Adverse Effect) due on or before the Closing Date and, in the case of material Taxes accruing on or before the Closing Date that are not due on or before the Closing Date, the Company has made adequate provisions in its books and records and financial statements for such payment. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have withheld from payments made to its present or former employees, contractors, officers and directors, creditor or other third party, all amounts required by law to be withheld except where the liability would not, individually or in the aggregate, have a Company Material Adverse Effect, and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in Schedule 3.10, (a) there are no assessments of, or claims against, the Company or the Company Subsidiaries with respect to Taxes, the liability for which would, individually or in the aggregate, have a Company Material Adverse Effect, that are outstanding; (b) no Governmental Entity is conducting an examination or audit of the Company or any Company Subsidiary in respect of Taxes and neither the Company nor any Company Subsidiary has received notice of any such examination or audit from any Governmental Entity; and (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period of assessment or collection of any Taxes which remain in effect. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments or claims of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         SECTION 3.11.   Intellectual Property.

                  Schedule 3.11 sets forth a listing and description of all material domestic, foreign, common law, registered and pending applications for patents, trademarks, service marks, logos, slogans, designs, copyrights, trade names, and all material intellectual property licenses running to or from the Company or any Company Subsidiary relating to the Company's or any Company Subsidiaries' businesses or owned by the Company or any Company Subsidiary. Unless expressly set forth otherwise on Schedule 3.11, the Company and the Company Subsidiaries own (or where indicated on Schedule 3.11, have a right to use), free and clear of any liens, security interests, encumbrances or claims of others, all patents, trademarks, service marks, logos, slogans, designs, copyrights, tradenames, design registrations, and other intellectual property listed on Schedule 3.11 and any trade secrets, know-how, confidential information, material computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, trade dress, mask works and technology, in each case material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole (all of the foregoing items collectively referred to as the "Company Intellectual Property"). Except as set forth on Schedule 3.11, (a) no proceedings are pending or, to the Company's knowledge, threatened in writing, which challenge the validity of the ownership by the Company and/or any Company Subsidiary of the Company Intellectual Property; (b) the Company has no knowledge of any infringement or infringing use of any of the Company Intellectual Property or licenses by any person or entity, and the Company and the Company Subsidiaries have, and as of the Closing Date will have, good and valid title to all of the Company Intellectual Property owned by the Company or Company Subsidiaries and their licenses and other rights to use will be adequate for conducting the businesses of the Company and the Company Subsidiaries and enforceable in accordance with their terms; (c) to the Company's knowledge, no infringement of any material intellectual property right or other proprietary right of any third party has occurred or will result in any way from the signing and execution of this Agreement or the consummation of any or all of the transactions contemplated hereby, and no written claim has been made by any third party based upon an allegation of any such infringement; (d) the material Company

Intellectual Property is valid and in full force and effect and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency; and (e) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any Company Subsidiary in respect of the Company Intellectual Property.

         SECTION 3.12.   Material Contracts.

                  (a) Schedule 3.12(a) sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound (collectively, the "Company Material Contracts"): (i) agreements filed as an exhibit to the Company SEC Reports and each agreement that would have been required to be filed as an exhibit to the Company SEC Reports if such agreement had been entered into as of the date of filing any such Company SEC Report; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of five hundred thousand dollars ($500,000), other than those relating to intercompany debt among the Company and the Company Subsidiaries; (iv) agreements that require aggregate future payments of more than five hundred thousand dollars ($500,000) (other than purchase orders and sales contracts entered into in the ordinary course of business); (v) agreements involving payments in excess of two hundred fifty thousand dollars ($250,000) concerning any provisions with respect to a "change in control"; (vi) material agreements with any key employee, director, officer or beneficial owner (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 5% or more of the Company's Common Stock; and (vii) agreements for a remaining term of five (5) years or more with any customer of the Company or any Company Subsidiary.

                  (b) Except as set forth in Schedule 3.12(b), all the Company Material Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither the Company nor any Company Subsidiary has (or has any knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Company Material Contracts have been delivered to Acquiror or made available for inspection by Acquiror.

                  (c) As of August 31, 1997, the contracts, agreements, commitments, arrangements, leases (including with respect to personal property) that represent obligations of third parties to make payments to the Company or any Company Subsidiary, as the case may be, in exchange for the sale or lease of transponder capacity, have an aggregate stated amount of unpaid payments owing to the Company or any Company Subsidiary, as the case may be, of approximately $263 million over the remaining stated term of such contracts (the "Backlog") (prior to any reserve for doubtful accounts or other similar allowances or deductions). The Backlog represents amounts that, assuming the due performance by each party of its obligations under each contract and the occurrence of no event that would permit termination of a contract without liability to the terminating party, will be due for, and will arise out of, bona fide sales and delivery of goods, performance of services and other business transactions, unless the underlying contract thereto is properly terminated in accordance with the terms thereof. Except as set forth on Schedule 3.12(c), neither the Company nor any Company Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any material respect under any contract representing any material portion of the Backlog, other than (i) payment defaults under transponder lease agreements which are not more than 90 days past due and (ii) defaults or terminations under transponder lease agreements that are promptly replaced by contracts providing for reasonably equivalent or superior backlog payments.

         SECTION 3.13.   Employee Benefit Plans.

                  (a) Schedule 3.13 sets forth a list of all of the material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation or bonus plans or agreements or other material incentive plans or agreements, all other material written employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "Benefit Plans"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any entity required to be aggregated with the Company which is a member of the "controlled group of corporations" which includes the Company within the meaning of Section 414(b) or
(c) of the Code (each, a "Company Commonly Controlled Entity") for the benefit of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Company Benefit Plans"). Any Company Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan."

                  (b) Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Company Benefit Plans is in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Company Commonly Controlled Entity.

                  (c) No Company ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (d) Except as disclosed in Schedule 3.13, no Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Company Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Company Commonly Controlled Entity.

                  (e) The Company has furnished to Acquiror complete copies, as of the date hereof, of all of the Company Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has furnished to Acquiror complete copies of all existing current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Benefit Plans.

                  (f) Except as set forth on Schedule 3.13, there are no Company Benefit Plans which provide for payments which would not be deductible for Federal income tax purposes by reason of Section 280G of the Code.

         SECTION 3.14.   Properties; Assets.

                  (a) Except as set forth in  Schedule  3.14(a),  the Company or one of the Company Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the consolidated balance sheet of the Company dated as of June 30, 1997 (the "Company Balance Sheet") as being owned by the Company or one of the Company Subsidiaries (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all leasehold estates reflected in the Company Balance Sheet (except for leases that have expired by their terms since the date thereof) or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and, to the knowledge of the Company, each such lease is valid without default thereunder by the lessee. The assets and properties of the Company and the Company Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of the Company and the Company Subsidiaries as presently conducted.

                  (b) Each Company Ground Station other than Very Small Aperture Terminal (VSAT) earth stations (the "VSAT Stations") now operated by the Company or a Company Subsidiary (a "Major Station") is listed on Schedule 3.14(b), and, except as set forth on such schedule, with respect to each such Major Station, the improvements thereto and all components used in connection therewith are (i) in good operating condition and repair and are suitable for their intended purposes and (ii) supported by a back-up, fuel-powered electricity generator capable of generating power sufficient to meet the requirements of the operations conducted at the Major Station. The transmission/reception systems and programming and data broadcasting systems at each such Major Station have the redundancies that are set forth on Schedule 3.14(b).

The VSAT Stations, taken as a whole, are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for their intended purposes.

                  (c) Set forth on Schedule 3.14(c) are the following: (i) a complete and accurate list, by orbital location, of each Company Satellite, (ii) a true and correct copy of a satellite loading chart listing each transponder on the Satellite, along with the type of transponder and the customer or group of related customers that have purchased services utilizing capacity on such transponder and the amount of such capacity allocated to such customer(s), and
(iii) the most recent "Health Status Report," summarizing all spacecraft related incidents and anomalies known to the Company as well as the current status, to the best knowledge of the Company, of the subsystems on the Company Satellites.

                  (d) Except as set forth on Schedule 3.14(d), to the best knowledge of the Company the equipment to provide tracking, telemetry and control services related to each Satellite is (i) in good operating condition and repair, ordinary wear and tear excepted, and (ii) not in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

                  (e) Except as set forth on Schedule 3.14(e), to the best knowledge of the Company, no person or entity has asserted that it has rights to operate a spacecraft in a manner that would result in interference with respect to any satellite now operated by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary has applied for a permit. Schedule 3.14(e) contains a list of all satellite coordination agreements to which the Company or any Company Subsidiary are a party, a summary of all operational or technical limitations set forth therein, and a summary of all coordination discussions in which the Company or the Company Subsidiaries has been engaged in the past three (3) years with other persons or entities with regard to any Satellite now operated by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary has applied for a permit.

                  (f) Schedule 3.14(f) contains a summary, by orbital location, of the status of frequency registration at the International Telecommunication Union, for each Satellite operated, or proposed to be operated during the next three (3) years, by the Company or any Company Subsidiary, including the identity of the sponsoring administration and frequency bands covered.

         SECTION 3.15.   Labor Relations.

                  Except as set forth in Schedule 3.15, Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. Except as set forth in Schedule 3.15, the Company and each Company Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.

         SECTION 3.16.   Environmental Matters.

                  (a) Except as set forth in Schedule 3.16 and except for matters which would not have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws (as defined below) in effect on the date hereof; (ii) neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof;
(iii) all material permits and other governmental authorizations currently held by the Company and each Company Subsidiary pursuant to the Environmental Laws ("Environmental Permits") are in full force and effect, the Company and each Company Subsidiary is in compliance with all of the terms of such Environmental Permits and authorizations, and no other Environmental Permits or authorizations are required by the Company or any Company Subsidiary for the conduct of their respective businesses on the date hereof; and (iv) the management, handling, storage, transportation, treatment, and disposal by the Company and each Company Subsidiary of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws.

                  (b) Except as set forth in Schedule 3.16 and except for Environmental Claims (as defined below) which would not have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (c) Except as set forth in Schedule 3.16 and except for matters which would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present actions or activities by the Company or any Company Subsidiary involving the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

                  (d) As used herein, these terms shall have the following meanings:

                  (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, or any exposure to, of any Hazardous Materials at any property or location owned or leased by the Company or any Company Subsidiary (for purposes of this Section 3.16) or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                  (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                  (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants under any Environmental Laws, including, without limitation, substances defined as "hazardous substances," "toxic substances," "radioactive materials, including sources of ionizing and nonionizing radiation," "petroleum products or wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Law.

         SECTION 3.17.     Insurance.

                  Schedule 3.17 contains a list of all insurance policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance in force at the date thereof with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) insure against such risks, and are in such amounts, as are appropriate and reasonable, in the judgment of the Company's Board of Directors, considering the Company and the Company Subsidiaries' properties, businesses and operations; (b) are in full force and effect; and (c) are valid, outstanding, and enforceable. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any of the material insurance policies. The Company is in compliance with the provisions of the Indentures (as defined below) regarding insurance.

         SECTION 3.18.     Board Approval; Vote Required.

                  The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

         SECTION 3.19.     Opinion of Financial Advisor.

                  The Company's Board of Directors has received the written opinion of Morgan Stanley & Co. Incorporated that, as of the date of this Agreement, the consideration to be received pursuant to the Agreement is fair from a financial point of view to the holders of shares of Common Stock (other than Acquiror and its affiliates) and, assuming the conversion of Preferred Stock into Common Stock in accordance with its terms, to the holders of Preferred Stock. A copy of such opinion has been delivered to Acquiror, and such opinion has not been withdrawn or modified in any material respect.

         SECTION 3.20.     Brokers.

                  Except for Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.21. Takeover Provisions Inapplicable.

                  Assuming Acquiror and its "associates" and "affiliates" (as defined in Section 203 of the Delaware Law in effect as of the date hereof) collectively beneficially own and have beneficially owned at all times during the three year period prior to the date hereof less than fifteen percent (15%) of the Common Stock outstanding (other than the Common Stock subject to the Principal Stockholder Agreement), Section 203 of the Delaware Law is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement, including the Principal Stockholder Agreement.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

         SECTION 4.1.      Organization and Qualification.

                  Merger Sub is a corporation  duly organized,  validly existing and in good standing under Delaware Law. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 4.2.      Certificate of Incorporation and Bylaws.

                  Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.3.      Authority.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.4.      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.4(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

                  (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, state takeover laws, the NASD, the HSR Act, the Communications Act and the FCC, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 4.4, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

                  Acquiror represents and warrants to the Company as follows:

         SECTION 5.1.      Organization and Qualification; Subsidiaries.

                  Each Subsidiary of Acquiror, Globalstar Telecommunications Limited, a Bermuda company, and Globalstar, L.P., a Delaware limited partnership (each an "Acquiror Subsidiary" and collectively, the "Acquiror Subsidiaries,") and Acquiror is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Acquiror and each Acquiror Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which would not in the aggregate have an Acquiror Material Adverse Effect (as defined below). The Acquiror and each Acquiror Subsidiary has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its business as now being conducted, except for such failures which would not have an Acquiror Material Adverse Effect. As used herein, the term "Acquiror Material Adverse Effect" means any material adverse effect on the business, assets or condition (financial or otherwise), liabilities or operations of Acquiror and Acquiror Subsidiaries taken as a whole.

         SECTION 5.2.    Certificate of Incorporation and Bylaws.

                  Acquiror has heretofore delivered to the Company a complete and correct copy of the memorandum of association and the bye-laws of Acquiror, each as amended to date. Such memorandum of association and bye-laws are in full force and effect. Acquiror is not in violation of any of the provisions of its memorandum of association or bye-laws.

         SECTION 5.3.      Capitalization.

                  As of September 30, 1997, the authorized capital stock of Acquiror consists of: (a) seven hundred fifty million (750,000,000) shares of common stock, par value $.01 per share of which two hundred million six hundred thirty-three thousand one hundred sixty-one (200,633,161) shares are issued and outstanding; (b) one hundred fifty million (150,000,000) shares of Series A convertible preferred stock, par value $.01 per share ("Acquiror Series A Preferred") of which forty-five million eight hundred ninety-six thousand nine hundred seventy-seven (45,896,977) shares are issued and outstanding; (c) seven hundred fifty thousand (750,000) shares Series B preferred stock, par value $.01 per share, no shares of which are outstanding; and (d) twenty million (20,000,000) shares 6% Series C convertible redeemable preferred stock, par value $.01 per share ("Acquiror Series C Preferred") of which fourteen million nine hundred nine thousand four hundred thirty-seven (14,909,437) are outstanding. As of September 30, 1997, (i) eleven million eight hundred thirteen thousand five hundred (11,813,500) shares of common stock were reserved for issuance  under the  Acquiror's  1996 stock option plan;
(ii) four million eight hundred forty-three thousand two hundred (4,843,200) shares of common stock were reserved for issuance under the Acquiror's savings plan; (iii) two hundred thousand (200,000) shares of the Acquiror's common stock were reserved for issuance under the Acquiror's non-employee director stock option plan; and (iv) shares were reserved for issuance upon conversion of the Acquiror Series A Preferred and Acquiror Series C Preferred. Other than as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests, in Acquiror.

                  As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Acquiror's stockholders may vote issued or outstanding. Except for agreements or other documents set forth in Schedule 5.3, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock. All of the issued and outstanding shares of Acquiror capital stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the Acquiror Shares issuable in accordance with this Agreement in exchange for Capital Stock will be when so issued duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever. Except as set forth in Schedule 5.3, with respect to each Acquiror Subsidiary that is a corporation, all of the outstanding shares of capital stock of such Acquiror Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. With respect to each Acquiror Subsidiary that is a partnership, all of the partnership interests owned by Acquiror, and with respect to each Acquiror Subsidiary that is a corporation, all of the outstanding shares of capital stock owned by Acquiror, are owned by Acquiror free and clear of any Encumbrances, except as set forth in Schedule 5.3.

         SECTION 5.4.      Authority.

                  Acquiror has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. No vote of the stockholders of Acquiror is necessary to approve this Agreement or any of the transactions contemplated hereby.

         SECTION 5.5.      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the memorandum of association or bye-laws of Acquiror, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 5.5(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Acquiror or any Acquiror Subsidiary or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and would not have an Acquiror Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, Blue Sky Laws, Exchange Act, state takeover laws, the NYSE, the NASD, the HSR Act, the Communications Act and the FCC, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and would not have an Acquiror Material Adverse Effect.

         SECTION 5.6.      SEC Filings; Financial Statements.

                  (a) Acquiror and each Acquiror Subsidiary required to file has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1996, and has heretofore delivered to the Company, in the form filed with the SEC since such date, together with any amendments thereto, its (i) Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all reports on Form 8-K and (v) all other reports or registration statements filed by Acquiror and such Acquiror Subsidiaries (collectively, the "Acquiror SEC Reports"). As of their respective filing dates, the Acquiror SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements and unaudited interim financial statements of Acquiror included in the Acquiror SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements, including all related notes and schedules, contained in the Acquiror SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of Acquiror and the Acquiror Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and the Acquiror Subsidiaries for the periods indicated, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

         SECTION 5.7.      Absence of Certain Changes or Events.

                  Except as set forth in Schedule 5.7, since June 30, 1997, Acquiror and the Acquiror Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and Acquiror and the Acquiror Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices. Except set forth in Schedule 5.7, since June 30, 1997, there has not been any change in the business, condition (financial or otherwise) or results of operations of Acquiror and the Acquiror Subsidiaries, including any transaction, commitment, dispute, damage, destruction or loss, whether or not covered by insurance, or other event of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had, or is reasonably likely to have, an Acquiror Material Adverse Effect.

         SECTION 5.8.      Absence of Litigation.

                  Except as set forth in Schedule 5.8, as of the date hereof, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any Acquiror Subsidiary before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have an Acquiror Material Adverse Effect, or that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Acquiror or any Acquiror Subsidiary that would reasonably be likely to have an Acquiror Material Adverse Effect.

         SECTION 5.9.      Licenses and Permits; Compliance with Laws.

                  Except as set forth in Schedule 5.9 or disclosed in the Acquiror SEC Reports:

                  (a) Acquiror and Acquiror Subsidiaries hold all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities (collectively, the "Acquiror Permits") necessary for Acquiror and Acquiror Subsidiaries to own, lease and operate their respective properties and to carry on their respective businesses, including, without limitation, the construction, launch and operation of, and transmitting to and from, each of the satellites and transponders owned by Acquiror (the "Acquiror Satellites") and ground stations, including, without limitation, the related broadcasting facility assets consisting of land, building, fixtures, improvements and telemetry, tracking and control equipment that is owned or leased by Acquiror or an Acquiror Subsidiary (each an "Acquiror Ground Station" and collectively the "Acquiror Ground Stations") and the provision of broadcasting or communications services, except for Acquiror Permits for which the failure to obtain would not have a Acquiror Material Adverse Effect. Each of Acquiror and Acquiror Subsidiaries has fulfilled and complied in all material respects with its obligations under each of Acquiror Permits owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any Acquiror Permit and which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Acquiror Permit, and neither Acquiror nor any Acquiror Subsidiary has received or has knowledge of any written notice of cancellation or default or of any dispute concerning any Acquiror Permit, or of any such event, condition or state of facts that would constitute a default the effect of which would be revocation or termination of such Acquiror Permit, in each case where these would be an Acquiror Material Adverse Effect. If any of the Acquiror Permits that has been issued prior to the date hereof is the subject of any pending renewal application, Acquiror is not aware of any reason why the Acquiror Permits will not be renewed in the ordinary course or why any of Acquiror Permits might be revoked, except in each case where any such non-renewal or revocation would not individually or in the aggregate be an Acquiror Material Adverse Effect. Except for rulemaking proceedings affecting the satellite industry in general, no judgment, decree, order or notice of violation has been issued by the FCC (or other Governmental Entity) which permits or contemplates revocation, modification or termination or any of Acquiror Permits or which would result in any material impairment of any rights thereunder, except where there would be no Acquiror Material Adverse Effect. The businesses of Acquiror and the Acquiror Subsidiaries are not being conducted in violation of any applicable law, statute, ordinance, regulation, judgment, Acquiror Permit, order, decree, concession, grant or other authorization of any Governmental Entity, except for violations that would not be reasonably likely to have an Acquiror Material Adverse Effect.

                  (b) Acquiror is not aware of any material difficulties in obtaining any IGO Determinations with respect to the Acquiror Satellites that are needed to operate the business of Acquiror and Acquiror Subsidiaries, taken as a whole, as it is now conducted, or for which Acquiror or any Acquiror Subsidiary has applied for an Acquiror Permit, except for those that would not have an Acquiror Material Adverse Effect.

         SECTION 5.10.     Taxes.

                  Except as set forth in Schedule 5.10, Acquiror and the Acquiror Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns, reports, information statements and other documentation in respect of Taxes that they are required to file on or prior to the Closing Date or by the date therefor including extensions, and all such returns, reports, information statements and other documentation are correct and complete in all material respects. Except as set forth in Schedule 5.10, Acquiror and the Acquiror Subsidiaries have paid in full all Taxes (other than Taxes, the failure to pay which would not, individually or in the aggregate, have a Acquiror Material Adverse Effect) due on or before the Closing Date and, in the case of material Taxes accruing on or before the Closing Date that are not due on or before the Closing Date, Acquiror has made adequate provision in its books and records and financial statements for such payment. Except as set forth in Schedule 5.10, Acquiror and the Acquiror Subsidiaries have withheld from payments made to its present or former employees, officers and directors all amounts required by law to be withheld, except where the liability would not, individually or in the aggregate, have a Acquiror Material Adverse Effect, and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in Schedule 5.10 and except for such matters which would not individually or in the aggregate have an Acquiror Material Adverse Effect, (a) there are no assessments of, or claims against, Acquiror or the Acquiror Subsidiaries with respect to Taxes, that are outstanding; (b) no Governmental Entity is conducting an examination or audit of Acquiror or any Acquiror
Subsidiary in respect of taxes; and (c) neither Acquiror nor any Acquiror Subsidiary has executed or filed any agreement extending the period of assessment or collection of any taxes which remain in effect.

         SECTION 5.11.     Intellectual Property.

                  Unless expressly set forth otherwise on Schedule 5.11, Acquiror and Acquiror Subsidiaries own or have a right to use, free and clear of any liens, security interests, encumbrances or claims of others, all patents, trademarks, service marks, logos, slogans, designs, copyrights, tradenames, design registrations, and other intellectual property and any trade secrets, know-how, confidential information, material computer programs (including any source code), documentation, engineering and technical drawings, processes, methodologies, trade dress, mask works and technology, in each case material to the conduct of the business of Acquiror and Acquiror Subsidiaries taken as a whole (all of the foregoing items collectively referred to as the "Acquiror Intellectual Property"). Except as set forth on Schedule 5.11 or where there would be no Acquiror Material Adverse Effect, (a) no proceedings are pending or, to Acquiror's knowledge, threatened in writing, which challenge the validity of the ownership by Acquiror and/or any Acquiror Subsidiary of any material Acquiror Intellectual Property; (b) Acquiror has no knowledge of any infringement or infringing use of any material Acquiror Intellectual Property or licenses by any person or entity; (c) to Acquiror's knowledge, no infringement of any material intellectual property right or other proprietary right of any third party has occurred or will result in any way from the signing and execution of this Agreement or the consummation of any or all of the transactions contemplated hereby, and no written claim has been made by any third party based upon an allegation of any such infringement; and (d) material Acquiror Intellectual Property is valid and in full force and effect and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency.

         SECTION 5.12.     Material Contracts.

                  Except as set forth in Schedule 5.12, all agreements filed as exhibits to Acquiror SEC Reports and each agreement that would have been required to be filed as an exhibit to Acquiror SEC Reports if such agreement had been entered into prior to the date of filing any such Acquiror SEC Report (collectively, the "Acquiror Material Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither Acquiror nor any Acquiror Subsidiary has (or has any knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Material Contract, except for defaults which would not reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 5.13.     Employee Benefit Plans.

                  (a) Each of the Benefit Plans currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Acquiror or any entity required to be aggregated with Acquiror which is a member of the controlled group of corporations which includes Acquiror within the meaning of
Section 414(b) or (c) of the Code (each, an "Acquiror Commonly Controlled Entity") for the benefit of present and former employees or directors of Acquiror and of each Acquiror Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Acquiror Benefit Plans") intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to Acquiror's knowledge, no circumstances exist that could reasonably be expected by Acquiror to result in the revocation of any such determination. Each of the Acquiror Benefit Plans is in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to Acquiror or any Acquiror Commonly Controlled Entity.

                  (b) No Acquiror Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA (an "Acquiror ERISA Plan") which is a defined benefit pension plan that is subject to Title IV of ERISA has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA.

                  (c) No Acquiror Benefit Plan is a Multiemployer Plan. Neither Acquiror nor any Acquiror Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by Acquiror or any Acquiror Commonly Controlled Entity.

         SECTION 5.14.     Qualification of Acquiror.

                  Acquiror is and pending the Effective Time will be legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire, own and operate the material assets and business of the Company and the Company Subsidiaries. Acquiror knows of the existence of no fact that, under any Acquiror Permits and present law relating thereto, would disqualify Acquiror from consummating the Merger within the time contemplated herein. There are no facts or proceedings which would reasonably be expected to disqualify Acquiror under the Communications Act or otherwise from acquiring or operating any of the assets and business of the Company and the Company Subsidiaries or would cause the FCC not to approve the FCC Application (as defined in Section 7.4(a)). Acquiror has no knowledge of any fact or circumstance relating to Acquiror or any of its affiliates that would reasonably be expected to (a) except as set forth on Schedule 5.14, cause the filing of any objection to the FCC Application, or (b) lead to a material delay in the processing by the FCC of the FCC Application. No waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

         SECTION 5.15.     Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

                                   ARTICLE VI.

                                    COVENANTS

         SECTION 6.1.      Affirmative Covenants of the Company.

                  The Company hereby covenants and agrees that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Company Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its commercially reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers and suppliers; (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) prepare and file all tax returns required to be filed in a timely manner, and in a manner consistent with prior years and applicable laws and regulations; (f) timely file with the Commission all reports required to be filed under the Exchange Act, which reports (including the unaudited interim financial statements included in such reports) shall comply with the Exchange Act, the rules and regulations promulgated thereunder and all applicable accounting requirements; (g) operate its business in accordance with the terms of its licenses, the Communications Act and the FCC rules and policies and in all material respects with all other applicable laws;
(h) use its commercially reasonable efforts to maintain each Key Company Permit in effect until the applicable construction projects are complete except where
(x) the loss
of such Key Company Permit or pending Key Application would not, individually or in the aggregate, have a Company Material Adverse Effect or (y) the maintenance of any such Company Permit would require an expenditure which would be in violation Section 6.2(e); (i) use its commercially reasonable efforts to enforce its rights to have the transmissions to and from the Company Satellites and Major Stations be free from interference from other radio communications facilities (existing or proposed), to the extent that such interference is prohibited by FCC Rules or inconsistent with rights accorded the Company Satellites under the International Telecommunication Union's radio regulations and shall promptly notify Acquiror of any actual or threatened interference; and
(j) proceed in the ordinary course of business with all pending applications submitted by the Company or any Company Subsidiary with any Governmental Entity and use its commercially reasonable efforts to ensure that such applications are granted; provided, however, that in the event the Company or any of the Company Subsidiaries deems it necessary to take certain actions that would otherwise be prohibited by clauses (a)-(j) of this Section 6.1, the Company shall consult with the President and Chief Operating Officer of Acquiror and Acquiror shall consider in good faith the Company's request to take such action and not unreasonably withhold or delay its consent for such action.

         SECTION 6.2.      Negative Covenants of the Company.

                  Except as expressly contemplated by this Agreement and except as set forth in Schedule 6.2, or otherwise consented to in writing by Acquiror (which approval shall not be unreasonably delayed or withheld), from the date hereof until the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

                  (a) (i) increase the periodic compensation payable to or to become payable to any of its directors or executive officers, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement) to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock, except as required under the Certificates of Designations with respect to the Series C Preferred Stock, as presently in effect;

                  (c) (i) redeem, repurchase or otherwise reacquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except pursuant to agreements and documents as set forth in Schedule 3.3 or Schedule 3.12, and except in connection with the exercise of outstanding Options referred to in Schedule 3.3 in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, pledge, deliver, award, grant or sell, or authorize or propose the issuance, pledge, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except pursuant to agreements or other documents set forth on Schedule 3.12, except pursuant to the agreements and documents (other than the Company Stock Option Plans) set forth in Schedule 3.3 and except for the issuance of shares upon the exercise of outstanding Options, the issuance of options to employees with the written consent of Acquiror and the issuance of shares under the Company Stock Purchase Plan as presently in effect, but only to the extent such issuances are in the ordinary course of business and consistent with past practice); or (ii) amend or otherwise modify the terms of any such rights, warrants or options;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, (i) any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned Subsidiary) thereof or any satellite or other spacecraft the Company has not, on the date hereof, previously agreed in writing to acquire, or otherwise acquire or agree to acquire any assets of any other person or (ii) make or commit to make any investments or capital expenditures, other than investments or capital expenditures: (A) contemplated by the 1997 written business plan previously furnished to Acquiror or by the 1998 written business plan to be furnished to Acquiror (and the investments or capital expenditures of such plan shall be subject to Acquiror's approval, which shall not be unreasonably withheld or conditioned) (B) to replace any Company Satellite lost in a launch or in orbit;
(C) to continue capital programs now underway as described on Schedule 6.2, plus additional expenses solely for change orders of up to 10% of the progress payments on each satellite remaining to be paid as of the date hereof; (D) purchase such terrestrial equipment as necessary to supply customers in the ordinary course; or (E) other investments or capital expenditures that do not exceed $500,000 in the aggregate for all such investments or expenditures that occur from the date hereof.

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, any of its material assets except for dispositions in the ordinary course of business and consistent with past practice which do not exceed five hundred thousand dollars ($500,000) in the aggregate;

                  (g) propose or adopt any amendments to its certificate of incorporation or its bylaws;

                  (h) (i) make any  significant  change in any of its methods of accounting (other than in the ordinary course), or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed five hundred thousand dollars ($500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1996, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles;

                  (i) incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than purchase money indebtedness not to exceed five hundred thousand dollars ($500,000) in the aggregate, except in the ordinary course of business under existing loan agreements or capitalized leases, or prepay, before the scheduled maturity thereof, any of its long-term debt;

                  (j) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of such entity's affiliates (as defined in Rule 12(b)-2 under the Exchange Act) which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings
(i) existing on the date of this Agreement or (ii) which are on terms that the Board of Directors of the Company determines in good faith to be equal to, or more favorable to the Company, than the terms that the Company would be able to obtain from third parties in similar transactions and/or for similar goods or services;

                  (k) surrender, agree to allow to expire or be terminated, modify adversely, forfeit, or fail to use reasonable best efforts to renew or extend under regular terms any of the Key Company Permits or violate or breach any Key Company Permits in a manner that would give valid grounds to the FCC or any Governmental Entity to institute any proceeding for the revocation, suspension, or adverse modification of any Key Company Permit issued by the FCC or any Governmental Entity except for Key Company Permits which lapse or expire due to ordinary course changes in the business of the Company. Should the FCC or other Governmental Entity with jurisdiction institute any proceedings for the suspension, revocation or adverse modification of any of such Key Company Permits, the Company shall use reasonable best efforts to promptly contest such proceedings and to seek to have such proceedings terminated in a manner that is favorable to the Company;

                  (l) fail to use reasonable best efforts to avoid having, any pending Key Application to be dismissed or denied, except where (i) the loss of such Key Company Permit or pending Key Application would not, individually or in the aggregate, have a Company Material Adverse Effect or (ii) the maintenance of any such Key Company Permit would require an expenditure which would be in violation of subsection (e) above;

                  (m) enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that (i) does not expire by the later of one (1) year after the date hereof or six (6) months after the Closing Date or (ii) is not subject to termination by the Company upon less than six months written notice to the other party thereto, which in either case materially restricts or limits the Company's or any Company Subsidiary's right to conduct its business or compete, including, without limitation, any restriction on its ability to sell, lease or otherwise provide services from available transponder capacity to any person or entity for any purpose at any orbital location and in any frequency band, any geographical market segment, product line or other industry limitation, or any exclusive or sole supply or vendor arrangement or agreement. Nothing in this Section 6.2(m) shall preclude or require the Company or any Company Subsidiary from entering into agreements containing most favored nation provisions, options for additional services or capacity, rights of negotiation, or similar provisions, in each case in the ordinary course of business; or

                  (n) agree in writing or otherwise to do any of the foregoing.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

         SECTION 7.1.      Access and Information.

                  During the period from the date hereof to the Effective Time (the "Interim Period"), the Company and Acquiror shall, and shall cause the Company Subsidiaries and the Acquiror Subsidiaries, respectively, to, afford to each other and their respective officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries or Acquiror and the Acquiror Subsidiaries, as the case may be, as such other party may reasonably request.

         SECTION 7.2.      Confidentiality.

                  Acquiror and the Company each  acknowledge  and agree that all information received by it (the "Receiving Party") from or on behalf of the other party in connection with the transactions contemplated under this Agreement shall be deemed received, if by Acquiror, pursuant to the confidentiality agreement, dated as of June 5, 1997, between the Company and Acquiror, and if by the Company, pursuant to the confidentiality agreement, dated as of September 12, 1997, between the Company and Acquiror (each, a "Confidentiality Agreement" and together, the "Confidentiality Agreements") and such Receiving Party shall, and shall cause its officers, directors, employees, affiliates, financial advisors and agents to, comply with the provisions of the applicable Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreements are hereby incorporated herein by reference with the same effect as if fully set forth herein.

         SECTION 7.3. Proxy Registration Statement; Board Recommendation and Stockholder Vote.

                  (a) Proxy Registration Statement. As promptly as practicable after the execution and delivery of this Agreement, Acquiror and the Company shall cooperate and prepare and Acquiror shall file with the SEC a merger proxy registration statement on Form S-4 (together with the amendments thereof or supplements thereto, the "Proxy Registration Statement") in connection with the registration under the Securities Act of the Acquiror Shares to be issued pursuant to this Agreement and the approval by stockholders of the Company of the Merger. As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare for inclusion in the Proxy Registration Statement the information relating to the merger and approval of the merger by stockholders of the Company and any other information relating to the Company which would be included in a merger proxy statement of the Company relating thereto under the rules and regulations of the SEC. Such information furnished by the Company shall include the recommendation of the Company's Board of Directors in favor of approval and adoption of this Agreement and the Merger (subject to Section 7.10 hereof). Acquiror and the Company will cooperate in the production and filing of the Proxy Registration Statement, use all reasonable efforts to have or cause the Proxy Registration Statement to become effective as promptly as practicable, and take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of Acquiror Shares pursuant to this Agreement and approval of this Agreement and the Merger by stockholders of the Company. None of the information supplied by any party hereto for inclusion in the Proxy Registration Statement will at the time the Proxy Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading.

                  (b) Board Recommendation; Stockholder Approval. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of the Company's stockholders (together with any adjournment or postponement thereof, the "Stockholders' Meeting"), to approve and adopt this Agreement and the Merger. As promptly as practicable after effectiveness of the Proxy Registration Statement, the Company shall mail the proxy statement included in the Proxy Registration Statement to its stockholders. The Company's Board of Directors shall recommend approval of the transactions contemplated hereby and shall take all lawful action to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and this Merger (subject to Section 7.10 hereof). Notwithstanding the foregoing, the Company shall not be obligated to mail such proxy statement (or, if the proxy statement has been mailed, hold the Stockholders Meeting) until the earlier of
(i) the receipt of the Requisite Consents under Section 7.14 or (ii) the making by Acquiror of the election under Section 7.14(b) as to whether to (A) waive as a condition of Closing (Section 8.2(f)) that the Requisite Consents shall have been obtained, or (B) except as otherwise provided in Section 7.15(g), commence an Exchange Offer.

         SECTION 7.4.      FCC Application.

                  (a) As promptly as practicable after the execution and delivery of this Agreement, Acquiror, Merger Sub and the Company shall prepare all appropriate applications for FCC consent, and such other documents as may be required, with respect to the transfer of control of the Company to Acquiror (collectively, the "FCC Application"). As promptly as practicable thereafter, Acquiror and Merger Sub shall deliver to the Company their respective completed portions of the FCC Application. As promptly as practicable, but not later than twenty-one (21) calendar days after the date hereof, the Company and Acquiror shall jointly file, or cause to be filed, the FCC Application. Acquiror, Merger Sub and the Company shall use their reasonable best efforts to prosecute the FCC Application in good faith and with due diligence in order to obtain such FCC consent as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective period of the granting of approval by the FCC of the FCC Application, and neither Acquiror nor the Company shall have terminated this Agreement pursuant to Section 9.1, Acquiror and the Company shall jointly request one or more extensions of the effective period of such grant. No party hereto shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which action or failure to act would be to cause the FCC not to grant approval of the FCC Application.

                  (b) Acquiror and the Company shall each pay one-half (1/2) of any FCC fees that may be payable in connection with the filing or granting of approval of the FCC Application. The Company shall pay any cost incurred in connection with complying with the FCC notice and advertisement requirements in connection with the transfer of control of the Company.

         SECTION 7.5.      HSR Act Matters.

                  Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) calendar days after the date hereof, together with the persons, if any, who are required to join in such filings, shall file such documents with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use their best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other federal or state antitrust laws for the consummation of the Merger and the other transactions contemplated hereby. Acquiror and the Company shall each pay one-half (1/2) of all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby.

         SECTION 7.6.      Public Announcements.

                  Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with the NYSE, or the Nasdaq National Market.

         SECTION 7.7.      Indemnification; Directors' and Officers' Insurance.

                  (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

                  (b) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company
Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of Acquiror (which approval shall not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware
Law).

                  (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time: (i) the Indemnified Parties may retain its regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to Acquiror, (ii) Acquiror shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Acquiror shall cause the Surviving Corporation to use its reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Acquiror nor the Surviving Corporation shall be liable for any settlement of any Claim effected without the written consent of Acquiror, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.7, promptly upon learning of any such Claim, shall notify the Acquiror and Surviving Corporation (although the failure so to notify the Acquiror and Surviving Corporation shall not relieve the Acquiror and Surviving Corporation from any liability which the Acquiror and Surviving Corporation may have under this Section 7.7, except to the extent such failure prejudices the Acquiror and Surviving Corporation), and shall deliver to the Acquiror and Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to such Indemnified Parties) a conflict on any significant issue between the position of any two or more of such Indemnified Parties, in which event, an additional counsel as may be required may be retained by such Indemnified Parties.

                  (d) Acquiror shall cause to be maintained in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) Acquiror may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the Indemnified Parties to the extent reasonably available and (ii) Acquiror shall not be required to pay an annual premium for such insurance in excess of two hundred percent (200%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount.

                  (e) This Section 7.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Acquiror and Merger Sub and the Surviving Corporation and their respective successors and assigns. Acquiror hereby guarantees the Surviving Corporation's obligations pursuant to this
Section 7.7.

         SECTION 7.8.      Employee Benefits Matters.

                  (a) Acquiror shall cause the Surviving Corporation to provide employee benefits under plans, programs and arrangements, which, in the aggregate, will provide benefits to the employees of the Company and the Company Subsidiaries which are no less favorable, in the aggregate, than those provided pursuant to the plans, programs and arrangements of the Company in effect and disclosed to Acquiror on the date hereof; provided, however, that nothing herein shall interfere with the Surviving Corporation's right or obligation to make such changes to such plans, programs or arrangements as are necessary to conform with applicable law.

                  (b) Acquiror acknowledges and agrees that prior to the Effective Time, the Company will take all such actions as may be necessary to cause (i) all participants to become fully vested in their benefits under the Company's 401(k) Plan, and (ii) employer contributions to be made with respect to periods prior to the Effective Time to the Company's 401(k) Plan to the extent that such contributions would be made if the participants were employed by the Company on the last day of the calendar year in which the Closing occurs.

         SECTION 7.9.      Further Action; Commercially Reasonable Efforts.

                  (a) Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all its commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all commercially reasonable efforts to take all such action.

                  (b) During the Interim Period, each of the parties shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Capital Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

                  (c) Each party shall use its commercially reasonable efforts to refrain from taking any action, or entering into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

         SECTION 7.10.     Negotiation With Others.

                  (a) Neither the Company nor any Company Subsidiary shall, through any officer, director, employee, representative, agent or direct or indirect stockholder of the Company or any Company Subsidiary, directly or indirectly, take any action to (i) encourage, initiate or solicit the submission of any proposal that constitutes an Acquisition Proposal, (ii) enter into any agreement with respect to or accept any Acquisition Proposal; or (iii) encourage, initiate or solicit the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that nothing contained in this Section 7.10 shall prohibit the Company, or its Board of Directors, from making any disclosure to its stockholders that, in the judgment of its Board of Directors in accordance with, and based upon, the advice of independent legal counsel, is required under applicable law.

                  For purposes of this Agreement, "Acquisition Proposal" means any of the following: (i) any merger, consolidation or similar transaction involving the Company, (ii) any sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (iii) any issue, sale, or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (iv) any transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 35% or more of the outstanding Common Stock.

                  (b) Notwithstanding Section 7.10(a), the Board of Directors of the Company, in the exercise of and as required by its fiduciary duties as determined in good faith by the Board of Directors of the Company in accordance with and based upon the advice of independent legal counsel, may (i) furnish information to, or enter into discussions with, a third party who makes (or requests information for the purpose of making) an unsolicited bona fide Acquisition Proposal, if such third party executes and delivers a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms of the Confidentiality Agreement, or (ii) withdraw or modify in any manner adverse to the Acquiror or propose publicly to withdraw or modify in any manner adverse to the Acquiror the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, if and only to the extent that the Board of Directors:
(A) believes in good faith, based on the advice of its financial advisor that such Acquisition Proposal would, if consummated, result in a transaction more favorable from a financial point of view to all stockholders of the Company, and (B) determines in good faith, based upon, to the extent legal matters are relevant to such fiduciary duties, a reasoned written opinion of its outside legal counsel, that such action is necessary for the directors to comply with their fiduciary duties to the stockholders under applicable Delaware Law; and (C) in the event that the Board of Directors of the Company determines to withdraw or modify in a manner adverse to the Acquiror its approval or recommendation of the Merger or this Agreement, it shall do so only at a time that is after the second business day following Acquiror's receipt of the written notice in accordance with the next succeeding sentence. The Company shall promptly notify Acquiror in writing of any such request for information or Acquisition Proposal, specifying reasonable details of any inquiry or
Acquisition Proposal (including the identity of the entity making the Acquisition Proposal, to the extent not prohibited by a confidentiality agreement in effect on the date hereof), and shall keep Acquiror informed as to the status of any discussions or negotiations.

         SECTION 7.11.     Stock Merger Listing.

                  Acquiror shall use all reasonable efforts to cause the Acquiror Shares to be issued pursuant to this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         SECTION 7.12.     Blue Sky.

                  Acquiror shall use reasonable efforts to obtain prior to the Closing Date any necessary blue sky permits and approvals required to permit the distribution of the shares of Acquiror Shares to be issued in accordance with the provisions of this Agreement.

         SECTION 7.13.     Affiliate Agreements.

                  At least 30 days prior to the Effective Time, the Company shall deliver to Acquiror a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Acquiror, from each person who will be identified in such letter, written agreements (collectively, the "Affiliate Agreements") substantially in the form attached to this Agreement as Exhibit A.

         SECTION 7.14.     Consent Solicitation and Supplemental Indenture.

                  (a) As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare, in consultation with Acquiror, written materials to commence a solicitation (the "Consent Solicitation") of consents to amendments to, or waivers under, the Indentures, dated as of January 31, 1997, for the Senior Notes (as defined below) among the Company, the subsidiaries of the Company named therein as Guarantors, and Bankers Trust Company, as Trustee (the "Indentures"), from the Holders (as defined in the Indentures) of not less than a majority in aggregate principal amount of the Senior Notes in order to obtain a waiver of the Company's compliance with the covenants set forth in Section 5.01 (iii) and Section 5.01(iv) of the Indentures in connection with the consummation of the Merger (the consents from such Holders, the "Requisite Consents"). The Company will distribute such solicitation materials to the Holders as promptly as practicable and will use commercially reasonable efforts to obtain such consents, provided that no consideration shall be offered to the Holders of the Senior Notes pursuant to the Consent Solicitation for rendering their consents thereunder without the prior written approval of Acquiror. At the Effective Time, Acquiror shall cause the Surviving Corporation to execute and deliver to the Trustee a supplemental indenture pursuant to, and satisfying the requirements of, the Indentures. "Senior Notes" shall mean the Company's 11.25% Senior Notes Due 2007 and 12.5% Senior Discount Notes Due 2007.

                  (b) If,  within  forty  (40) days  after the date the  Company
distributes  the  Consent   Solicitation  to  the  Holders  (the   "Solicitation
Termination Date"), the Company has not received the Requisite Consents, Acquiror shall elect (the "Acquiror Election") either to (i) commence an exchange offer as set forth in Section 7.15, or (ii) waive as a condition of Closing (Section 8.2(f)) that the Requisite Consents shall have been obtained. Acquiror shall exercise the Acquiror Election by delivering written notice of Acquiror's election to the Company within two business days after the Solicitation Termination Date. If Acquiror fails to timely and properly exercise the Acquiror Election within such two business days, Acquiror shall be deemed to have waived the delivery of the Requisite Consents as a closing condition. The Company agrees to provide the Acquiror with written notice of the date of the Solicitation Termination Date at least five business days prior to the occurrence of such Solicitation Termination Date.

         SECTION 7.15.     The Exchange Offer.

                  (a) Terms of the Exchange Offer. As promptly as practicable (and in any event within five business days) after Acquiror's delivery of an Acquiror Election pursuant to Section 7.14(b) hereof electing to commence an exchange offer, Acquiror shall announce its election to commence (within the meaning of Rule 14d-2 under the Exchange Act) an irrevocable exchange offer (the "Exchange Offer") to acquire all of the issued and outstanding shares of Capital Stock in exchange for the number of fully paid and nonassessable Acquiror Shares (the "Exchange Consideration") equal to the number that would be issued pursuant to the Merger (except that the Averaging Period would end on the tenth Trading Day immediately prior to the closing date for the Exchange Offer), and with such other terms and conditions which make the Exchange Offer at least as favorable to the holders of the issued and outstanding shares of Capital Stock (and options, warrants and other rights to purchase Capital Stock) as the terms and conditions of the Merger, as set forth herein. Acquiror shall conduct such Exchange Offer in accordance with this Section 7.15 and applicable law. To the extent practicable in the context of the Exchange Offer the parties hereto shall seek to provide to each other all of the benefits of the provisions of this Agreement. Acquiror hereby agrees that within two business days following the later to occur of the expiration of the minimum statutory period during which exchange offers must remain open and all Exchange Offer Conditions (as defined below) having been satisfied or waived, Acquiror shall accept for exchange all shares of Capital Stock tendered and promptly issue the Exchange Consideration to the holders of Capital Stock who shall have tendered their shares in the Exchange Offer.

                  The  obligation of Acquiror to consummate  the Exchange  Offer once it is commenced and to accept for exchange the shares of Capital Stock tendered pursuant to the Exchange Offer shall be subject only to the following conditions (the "Exchange Offer Conditions"): (i) the holders of the outstanding Capital Stock representing at least 50.1% of the voting power of the Capital Stock (on a fully diluted basis) as of the date the Exchange Offer is commenced (and all shares of Capital Stock held by Acquiror, each Acquiror Subsidiary and each affiliate thereof shall be deemed to be included within such 50.1%) accepting the Exchange Offer, (ii) the resignations of the Company's directors prior to consummation of the Exchange Offer and (iii) the satisfaction of the following conditions precedent sections of this Agreement (to the extent applicable to an exchange offer): 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(e). Acquiror expressly reserves the right to waive any such condition, to increase the consideration payable in the Exchange Offer and to make any other changes in the terms and conditions of the Exchange Offer which make the Exchange Offer more favorable to the holders of the issued and outstanding shares of Capital Stock than the Merger and than the requirements for the Exchange Offer set forth herein. Notwithstanding the foregoing, no change may be made which (i) causes the Exchange Offer not to meet the requirements of this Section 7.15, (ii) decreases or changes the Exchange Consideration to be paid in the Exchange Offer, (iii) reduces the number of shares of Capital Stock sought to be purchased in the Exchange Offer, (iv) imposes conditions to the Exchange Offer other than those permitted by this
Section 7.15, (v) extends the expiration date of the Exchange Offer or (vi) otherwise alters or amends any term of the Exchange Offer in any manner materially adverse to the holders of shares of Capital Stock; provided, however, that subject to the right of the parties to terminate this Agreement pursuant to
Section 9.1, the Exchange Offer may be extended for any period to the extent required to satisfy any Exchange Offer Condition or to the extent required by law or by any rule, regulation, interpretation or position of the SEC or the staff thereof, so long as the Exchange Offer shall not extend beyond June 30, 1998. Acquiror shall not acquire less than all of the shares of Capital Stock or other securities that are tendered pursuant to the Exchange Offer.

                  (b) Exchange Offer Documents. As promptly as practicable after the election by the Acquiror to commence of the Exchange Offer, Acquiror shall convert the Proxy Registration Statement into and shall file with the SEC a registration statement (together with the amendments thereof or supplements thereto, the "Exchange Registration Statement") in connection with the registration under the Securities Act of the Acquiror Shares to be issued pursuant to the Exchange Offer. Acquiror shall use all reasonable efforts to have or cause the Exchange Registration Statement to become effective as promptly as practicable. As promptly as practicable (and in any event within five business days) after the Exchange Registration Statement has become effective, Acquiror shall commence the Exchange Offer. As promptly as practicable on the date of commencement of the Exchange Offer, Acquiror shall file with the SEC a Tender Exchange Offer Statement on Schedule 14D-1 promulgated under the Exchange Act (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Exchange Offer, and take such steps as are reasonably necessary to cause the Exchange Offer to be disseminated to the holders of shares of Capital Stock as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall contain an offer to exchange (the "Offer to Exchange") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Exchange Registration Statement, the Offer to Exchange and such other documents as may be required by the Exchange Act, the NYSE, the NASD or any other applicable laws, rules or regulations, together with all amendments and supplements thereto, the "Exchange Offer Documents"). Acquiror shall use its best efforts to distribute such Exchange Offer Documents, and any other documents required by law or this Agreement to all holders of shares of Capital Stock, in accordance with the requirements of this Section 7.15. Acquiror and the Company shall correct promptly any information provided by any of them for use in the Exchange Offer Documents if such information shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and Acquiror shall use all reasonable efforts to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Exchange Offer Documents as so corrected to be disseminated to holders of shares of Capital Stock, in each case as and to the extent required by applicable federal securities laws and this Section 7.15. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Exchange Offer Documents prior to their being filed with the SEC, and Acquiror will provide the Company and its counsel with copies of any written comments that Acquiror receives from the SEC or its staff with respect to the Exchange Offer Documents promptly after receipt of any such comments.

                  (c) Stock Options. The Exchange Offer will extend to all shares of Capital Stock which may be issued as a result of the exercise of outstanding options, warrants and other rights to purchase or acquire Capital Stock, and will involve assumption of other options, warrants and rights, to the same extent as required with respect to the Merger under Section 2.3.

                  (d) Company Recommendation. On the date the Schedule 14D-1 is filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 promulgated under the Exchange Act (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Board of Directors of the Company for the stockholders of the Company to accept the Exchange Offer, except to the extent the Board of Directors would be permitted to alter its recommendation under Section 7.10(b) with respect to the Merger, and shall take such steps as are necessary to cause the Schedule 14D-9 to be disseminated to the holders of shares of Capital Stock as and to the extent required by the NASD or any other applicable laws, rules and regulations, including, without limitation, applicable federal securities laws. The Company and Acquiror shall amend or correct promptly any information provided by any of them for use in the
Schedule 14D-9 which shall have become false or misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so amended or corrected to be filed with the SEC and disseminated to holders of shares of Capital Stock, in each case as and to the extent required by applicable federal securities laws. Acquiror and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC, and the Company will provide Acquiror and its counsel with copies of any written comments that the Company receives from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of any such comments.

                  (e) Stockholder List. In connection with the Exchange Offer, the Company shall cause the Company's transfer agent to furnish Acquiror promptly with mailing labels containing the names and addresses of all record holders of shares of Capital Stock and with
security   position   listings  of  shares  of  Capital   Stock  held  in  stock
depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Capital Stock. The Company shall furnish Acquiror with such additional information, including, without limitation, updated listings and files of stockholders, mailing labels and security position listings and such other assistance as Acquiror or its agents may reasonably request in communicating the Exchange Offer to record and beneficial holders of shares of Capital Stock. Subject to the requirements of the Securities Act, the Exchange Act, the NYSE, the NASD and any other applicable laws, rules or regulations, and except for such steps as are necessary to disseminate the Exchange Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Acquiror shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the transactions contemplated by this Agreement, and, if this Agreement shall be terminated in accordance with Section 11, shall deliver to the Company all copies of, and any extracts or summaries from, such information then in their possession or control.

                  (f) Cooperation. In connection with the Exchange Offer, the Company will furnish Acquiror with such information (which will be treated and held in confidence by Acquiror except to the extent required to be disclosed pursuant to the Exchange Offer or this Agreement) and assistance as Acquiror or its representatives may reasonably request in connection with the preparation of the Exchange Offer and communicating the Exchange Offer to the record and beneficial holders of shares of Capital Stock.

                  (g) Subsequent Merger. In the event that the Requisite Consents are obtained following commencement of the Exchange Offer, Acquiror will continue with the Exchange Offer pursuant to this Section and promptly following consummation of the Exchange Offer Acquiror will cause the Merger to occur, with the Exchange Ratio equal to the exchange ratio applicable to the Exchange Offer. Acquiror will make all requisite filings in connection with the Merger, including the preparation and distribution of a registration statement and any required information statement. If the Requisite Consents are obtained after the Solicitation Termination Date but prior to the time the Exchange Offer is commenced, Acquiror shall either proceed as set forth in this paragraph or abandon the Exchange Offer and (by written notice to the Company) restore the obligations of the parties with respect to the Merger, fully as though the Requisite Consents had been obtained prior to commencement of the Exchange Offer.

         SECTION 7.16.     Control of Acquiror and the Company.

                  During the Interim Period, control of the operations of the Company and the Company's Subsidiaries shall remain with the Company and control of Acquiror and Acquiror Subsidiaries shall remain with Acquiror. Acquiror agrees that neither it nor any of Acquiror's Subsidiaries shall control, direct, supervise, or attempt to control, direct or supervise, the operations of the Company during this period. Likewise, the parties agree that neither the Company nor any of the Company's Subsidiaries shall control, direct, supervise, or attempt to control, direct or supervise Acquiror during the Interim Period. Notwithstanding anything in this Agreement to the contrary, no action shall be taken hereunder constituting an assignment or transfer of control of an FCC license, permit, authorization or application requiring the prior consent or approval of the FCC without first obtaining such consent or approval.

         SECTION 7.17.     Private Letter Ruling.

                  As promptly as  practicable,  Acquiror  and the Company  shall jointly seek (including through the filing of an appropriate request) a private letter ruling from the Internal Revenue Service under Section 367(a) of the Code that the Merger will be respected for purposes of Section 367(a) as a tax-free reorganization under Section 368(a) of the Code (the "Private Letter Ruling"). Acquiror agrees to use commercially reasonable efforts to satisfy any requirements identified by the Internal Revenue Service as a condition to receipt of such Private Letter Ruling. Following receipt (or internal assurances of receipt by the staff of the Internal Revenue Service, as notified to Acquiror in writing by one or more of the representatives of Acquiror or the Company assisting in the seeking of the Private Letter Ruling) of such Private Letter Ruling, Acquiror shall not, and shall not permit Merger Sub or any Acquiror Subsidiaries to, intentionally take, fail to take, or cause to be taken or not taken any action within its control that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. Nothing contained in this Section 7.17 shall be construed to require Acquiror to incur substantial tax detriments or substantial direct expenses.

                                  ARTICLE VIII.

                               CLOSING CONDITIONS

         SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect the Merger.

                  The respective obligations of Acquiror, Merger Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable law.

                  (b) Effectiveness of Registration Statement. The Proxy Registration Statement (or the Exchange Registration Statement as applicable) shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror, the Company or the Stockholders, threatened by the SEC.

                  (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (d)  Stock  Merger  Listing.   The  Acquiror  Shares  issuable
pursuant to this Agreement shall have been included for listing on the NYSE upon official notice of issuance.

                  (e) HSR Act. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated.

         SECTION 8.2. Additional Conditions to Obligations of Acquiror and Merger Sub.

                  The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement (except the Principal Stockholder Agreement) are also subject to the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct when made and on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Company
Material Adverse Effect" set forth therein) does not have a Company Material Adverse Effect. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) FCC Approval. The FCC shall have granted by Final Order the FCC Application, without conditions, qualifications or other restrictions that are likely to have an Acquiror Material Adverse Effect or a Company
Material Adverse Effect immediately after the Closing Date. As used in this Agreement, the term "Final Order" means an order, action or decision of a Governmental Entity that has not been reversed, stayed or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing or reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

                  (d) Other Satellite Approvals. Each Governmental Entity other than the FCC that has issued to the Company or any of the Company Subsidiaries
(i) any Company Permit with respect to the operation of or transmission to or from a Company Satellite or a Company Ground Station that communicates with a Company Satellite, or (ii) any Company Permit with respect to the provision of broadcasting or communications services shall have, where required by applicable law, approved the transfer of control or assignment, as applicable, of all such Company Permits as a result of the Merger without any material qualifications, restrictions or limitations and such approval shall have become a Final Order, except where the failure to obtain such approvals would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (e) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by the Company and the stockholders prior to consummation of the transactions contemplated in this Agreement shall have been obtained from and made with all required Governmental Entities, other than those that the failure to be filed, expired or obtained would not have a Company Material Adverse Effect.

                  (f) Requisite Consents. Subject to waiver pursuant to Section 7.14(b), the Requisite Consents shall have been obtained.


         SECTION 8.3.    Additional Conditions to Obligations of the Company.

                  The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement (except the Principal Stockholder Agreement) are also subject to the following conditions any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct when made and on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Acquiror Material Adverse Effect" set forth therein) does not have an Acquiror Material Adverse Effect. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (c) FCC Approval. The FCC shall have granted by Final Order the FCC Application, without conditions, qualifications or other restrictions that are likely to have an Acquiror Material Adverse Effect or a Company Material Adverse Effect immediately after the Closing Date.

                  (d) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror prior to consummation of the transactions contemplated in this Agreement shall have been obtained from and made with all required Governmental Entities, other than those that the failure to be filed, expired or obtained would not have an Acquiror Material Adverse Effect.

                                   ARTICLE IX.

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1.      Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:


                  (a) by mutual written consent of each of Acquiror and the Company;

                  (b) by either the Company or Acquiror if the other shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by such other party shall have been incorrect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breach, failure or misrepresentation, results or would reasonably be expected to result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect;

                  (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

                  (d) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting;

                  (e) by either the Company or Acquiror if the merger shall not have been consummated before June 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

                  (f) by Acquiror if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in any manner adverse to Acquiror, or approved or recommended any Acquisition Proposal (other than the Merger), or shall have resolved to take any of the foregoing actions (provided that a termination pursuant to this provision will be subject to Section 9.3 hereof); and

                  (g) by the Company if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in any manner adverse to Acquiror, or approved or recommended any Acquisition Proposal (other than the Merger); provided, however, that the Company has complied with all provisions of
Section 7.10(b), including the notice provisions therein, and the requirements of Section 9.3 hereof (provided that the termination described in this clause
(g) shall not be effective unless and until the Company shall have paid to Acquiror the fee described in Section 9.3 hereof).

         SECTION 9.2.      Effect of Termination.

                  Except as provided in Section 9.3 or Section 10.1, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Merger Sub or the Company or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto shall cease, except (i) to the extent that such termination results from the willful or reckless breach by any party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement, (ii) that nothing herein shall relieve any party for any breach of this Agreement and (iii) that Sections 7.2 (Confidentiality) and 9.3 (Expenses) shall survive termination of this Agreement indefinitely.

         SECTION 9.3.      Expenses.

                  (a)  The  Company   shall  pay  to  Acquiror   (the   "Company
Termination Fee") by wire transfer the amount of Twenty Million Dollars ($20,000,000) if:

                  (i) the Company terminates this Agreement pursuant to Section 9.1(g), in which case, the Company Termination Fee must be paid simultaneously with such termination;

                  (ii) Acquiror terminates this Agreement pursuant to Section 9.1(f), in which case, the Company Termination Fee must be paid no later than three business days after the termination of this Agreement; or

                  (iii) (A) Acquiror or the Company  terminates  this  Agreement pursuant to Section 9.1(d), (B) the approval of this Agreement by the stockholders of the Company shall have not been obtained by reason of the failure to obtain the required vote at the Stockholders' Meeting (a "Company Negative Vote"), (C) at the time of such Company Negative Vote there shall be pending an Acquisition Proposal, and (D) within one year after such termination, the Company consummates either (1) a merger, consolidation or other business combination between the Company and any other person (other than Acquiror, Merger Sub or an affiliate of Acquiror) or (2) the sale of 30% or more (in voting power) of the voting securities of the Company or of 30% or more (in fair market value) of the assets of the Company and its Subsidiaries, on a consolidated basis, in which case, the Company Termination Fee must be paid simultaneously with the closing of the event described in clause (1) or (2) of this subparagraph.

                  (b) Except as set forth above and in Sections 7.4, 7.5 and 9.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         SECTION 9.4.      Amendment.

                  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Capital Stock shall be converted pursuant to this Agreement upon consummation of the Merger or which by law otherwise requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.5.      Waiver.

                  At any time prior to the Effective Time, each party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement by the other parties and (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                   ARTICLE X.

                               GENERAL PROVISIONS

         SECTION  10.1.   Nonsurvival   of   Representations,   Warranties   and
Agreements.

                  The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger (or the Exchange Offer, as applicable) and shall not survive the Effective Time (or consummation of the Exchange Offer, as applicable) or termination of this Agreement, except for the agreements set forth in Articles I (the Merger) and II (Conversion of Securities; Exchange of Certificates) and Sections 7.7 (Indemnification and Insurance), 7.8 (Employee Benefits Matters) 7.9 (Further Action) and 7.15(g) (Subsequent Merger), each of which shall survive the Effective Time (or consummation of the Exchange Offer, as applicable) indefinitely, and Sections
7.2 (Confidentiality), 9.2 (Effect of Termination) and 9.3 (Expenses), each of which shall survive termination of this Agreement indefinitely.

         SECTION 10.2.     Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)    If to Acquiror:

                         Loral Space & Communications Ltd.
                         600 Third Avenue
                         New York, New York  10016
                         Telecopier No.: (212) 338-5350
                         Attention: Eric J. Zahler, Esq.

                         With a copy (which shall not constitute notice) to:

                         Willkie Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York  10022
                         Telecopier No.: (212) 821-8111
                         Attention: Bruce R. Kraus, Esq.

                  (b)    If to the Company:

                         Orion Network Systems, Inc.
                         2440 Research Boulevard
                         Suite 400
                         Rockville, Maryland  20850
                         Telecopier No.: (301) 258-3300
                         Attention: President

                         With a copy (which shall not constitute notice) to:

                         Hogan & Hartson L.L.P.
                         Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, DC 20004
                         Telecopier No.:  (202) 637-5910
                         Attention:  Anthony S. Harrington, Esq.

         SECTION 10.3.     Certain Definitions.

                  For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "beneficial owner" means with respect to any shares of Capital Stock or Acquiror Shares a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                  (c) "business day" shall mean any day other than a day on which banks in the State of Maryland are authorized or obligated to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (f) "reasonable efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary costs and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action or (ii) institute litigation or arbitration as a part of its reasonable efforts.

         SECTION 10.4.     Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.5.     Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 10.6.     Entire Agreement.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 10.7.     Specific Performance.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         SECTION 10.8.     Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 10.9.     Third Party Beneficiaries.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for
(a) the Indemnified Parties under Section 7.7, and (b) the rights of the holders of Capital Stock to receive the Merger Consideration payable in the Merger pursuant to Article II or to receive the Exchange Consideration payable in the Exchange Offer pursuant to Section 7.15.

         SECTION 10.10.    Governing Law.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the Delaware Law, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.11.    Counterparts.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

                                   LORAL SPACE & COMMUNICATIONS LTD.

                                   By: /s/ Eric J. Zahler
                                   Name:  Eric J. Zahler
                                   Title:   Vice President, General
                                            Counsel and Secretary

                                   LORAL SATELLITE CORPORATION

                                   By: /s/ Eric J. Zahler
                                   Name:  Eric J. Zahler
                                   Title:   Vice President, General
                                            Counsel and Secretary

                                   ORION NETWORK SYSTEMS, INC.

                                   By:  /s/ W. Neil Bauer
                                   Name:  W. Neil Bauer
                                   Title:  President and Chief Executive Officer

                    EXHIBIT A TO AGREEMENT AND PLAN OF MERGER

                            FORM OF AFFILIATE LETTER



                          _________________ _____, 1997



Loral Space & Communications Ltd.
600 Third Avenue
New York, New York  10016

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Orion Network Systems, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of October 7, 1997 (the "Merger Agreement"), among the Company, Loral Space & Communications Ltd., a Bermuda company ("Acquiror"), and Loral Satellite Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"), and that as a result of the Merger, I may receive Acquiror Shares (as defined in the Merger Agreement), in exchange for shares of Common Stock (as defined in the Merger Agreement), owned by me.

         I represent, warrant and covenant to Acquiror that in the event I receive any Acquiror Shares as a result of the Merger:

         (a) I shall not make any sale, transfer or other disposition of the Acquiror Common Stock in violation of the Act or the Rules and Regulations.

         (b) I have carefully read this letter and the Merger Agreement and discussed their respective requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Acquiror Shares.

         (c) I have been advised that the issuance of Acquiror Shares to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of Acquiror Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of Acquiror Shares issued to me in the

Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in accordance with a legal opinion of counsel reasonably acceptable to Acquiror, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         (d) I understand that Acquiror is under no obligation to register the sale, transfer or other disposition of Acquiror Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         (e) I also understand that stop transfer instructions will be given to Acquiror's transfer agent with respect to Acquiror Shares and that there will be placed on the certificates for Acquiror Shares issued to me, or any substitutions therefor, a legend stating in substance:

                           "The securities represented by this certificate have
                  been issued in a transfer to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

          (f) I also understand that unless the transfer by me of my Acquiror Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Acquiror reserves the right to put the following legend on the certificates issued to my transferee:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(e) and (f) above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Acquiror a copy of a letter from the staff of the Commission, or a legal opinion of counsel in form and substance reasonably satisfactory to Acquiror, to the effect that such legend is not required for purposes of the Act.

         Execution of this letter should not be construed as an admission by me that I am an "affiliate" of the Company as described in the first paragraph hereof or considered as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date hereof.

         I understand that pursuant to the Merger Agreement,  no certificate for
Acquiror  Shares  shall  be  delivered  to  me  in  exchange  for   certificates
representing Common Stock until I have executed and delivered this Agreement.

                                      Very truly yours,



                                      By:______________________________
                                      Name:_________________________


Accepted this _ day of
___________________, 1997 by

LORAL SPACE & COMMUNICATIONS LTD.


By:___________________
Name:_________________
Title:________________













                                     - 3 -